Execution Copy

Exhibit 10.3

SALE, PURCHASE AND ESCROW AGREEMENT
BETWEEN
MATTHEWS RESERVE II, LLC,
a Delaware limited liability company (Seller)
AND
RESOURCE APARTMENT OP III, LP (Purchaser)
AND
REPUBLIC TITLE OF TEXAS, INC. (Escrow Agent)
Dated: July 9, 2018

Table of Contents
Page

ARTICLE I	RECITALS 1

1.1	Real Property 1

1.2	Personal Property 1

1.3	Other Property Interests 1

1.4	Purchase and Sale 1

ARTICLE II	PURCHASE PRICE 2

2.1	Price 2

2.2	Investments 3

2.3	Interest on the Deposit 4

2.4	Defeasance of First Lien Indebtedness 4

ARTICLE III	CONDITIONS TO THE PARTIES’ OBLIGATIONS 4

3.1	Conditions to Purchaser’s Obligation to Purchase 4

3.2	Conditions to Seller’s Obligation to Sell 5

3.3	Failure of Conditions 5

ARTICLE IV	PURCHASER’S DELIVERIES AND SELLER’S DELIVERIES TO ESCROW AGENT 6

4.1	Purchaser’s Deliveries 6

4.2	Seller’s Deliveries 6

4.3	Failure to Deliver 7

i

ARTICLE V	INVESTIGATION OF PROPERTY 7

5.1	Delivery of Documents 7

5.2	Physical Inspection of Property 8

5.3	Investigation Period 10

5.4	Effect of Termination 11

5.5	No Obligation to Cure 11

5.6	Copies of Third Party Reports 11

ARTICLE VI	THE CLOSING 12

6.1	Date and Manner of Closing 12

ARTICLE VII	PRORATION, FEES, COSTS AND ADJUSTMENTS 12

7.1	Prorations 12

7.2	Seller’s Closing Costs 15

7.3	Purchaser’s Closing Costs 15

ARTICLE VIII	DISTRIBUTION OF FUNDS AND DOCUMENTS 15

8.1	Delivery of the Purchase Price 15

8.2	Other Monetary Disbursements 15

8.3	Recorded Documents 15

8.4	Documents to Purchaser 15

8.5	Documents to Seller 16

8.6	All Other Documents 16

ARTICLE IX	RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION 16

9.1	Return of Seller’s Documents 16

9.2	Return of Purchaser’s Documents 17

9.3	Deposit 17

9.4	Disbursement of Deposit 17

9.5	No Effect on Rights of Parties; Survival 18

ARTICLE X	DEFAULT 18

10.1	Seller’s Remedies 18

10.2	Purchaser’s Remedies 19

ARTICLE XI	REPRESENTATIONS AND WARRANTIES 19

11.1	Seller’s Warranties and Representations 19

11.2	Purchaser’s Warranties and Representations 21

11.1	No Other Warranties and Representations 22

ARTICLE XII	CASUALTY AND CONDEMNATION 27

ARTICLE XIII	CONDUCT PRIOR TO CLOSING 28

13.1	Conduct 28

13.2	Actions Prohibited 28

13.3	Modification of Existing Leases and Contracts 29

13.4	New Leases and Contracts 29

13.5	Confidentiality 29

13.6	Right to Cure 30

ARTICLE XIV	NOTICES 30

ARTICLE XV	TRANSFER OF POSSESSION 33

15.1	Transfer of Possession 33

15.2	Delivery of Documents at Closing 33

ARTICLE XVI	GENERAL PROVISIONS 33

16.1	Captions 33

16.2	Exhibits 33

16.3	Entire Agreement 33

16.4	Modification 33

16.5	Attorneys’ Fees 33

16.6	Governing Law; Consent to Jurisdiction 34

16.7	Time of Essence 34

16.8	Survival of Warranties 34

16.9	Assignment by Purchaser 34

16.10	Severability 34

16.11	Successors and Assigns; No Third Party Beneficiaries 35

16.12	Interpretation 35

16.13	Counterparts: Electronic Signatures 35

16.14	Recordation 35

16.15	Limitation on Liability 35

16.16	Possession of Advisor 36

16.17	Business Day 36

16.18	No Processing 36

16.19	Proper Execution 36

16.20	RADON GAS 36

16.21	ADA DISCLOSURE 37

16.22	Rule 3-14 Compliance 37

ARTICLE XVII	ESCROW AGENT DUTIES AND DISPUTES 37

17.1	Other Duties of Escrow Agent 37

17.2	Disputes 38

17.3	Reports 38

SCHEDULES AND EXHIBITS
SCHEDULE A    ‑‑ Due Diligence Deliverables
SCHEDULE B    ‑‑ Rent Roll
EXHIBIT A    ‑‑    Description of Land and other Real Property
EXHIBIT B    ‑‑    Intentionally Omitted

EXHIBIT C	‑‑ Form of Assignment and Assumption of Leases, Contracts and Other Property Interests
EXHIBIT D    ‑‑    Form of Bill of Sale
EXHIBIT E    ‑‑    Intentionally Omitted
EXHIBIT F    ‑‑    Contracts
EXHIBIT G    ‑‑    Form of Notice to Tenants
EXHIBIT H    ‑‑    Form of FIRPTA Affidavit
EXHIBIT I    ‑‑    Form of Deed
EXHIBIT J    ‑‑    Form of Owner’s Affidavit

v

INDEX OF DEFINED TERMS
Term    Section
ADA    16.21
Advisor    5.2.3
Affiliate    16.9
Agreement     Introduction
Approved Engineer/Contractor    Article XII
Assignment of Leases and Contracts    4.1.2
Bill of Sale    4.1.3
business day     16.17
CERCLA    11.3
Claims     11.3
Closing    6.1
Code    11.2.5
Contracts    4.2.2
control    16.9
Deed    4.2.1
Defeasance    2.4
Defeasance Requirements    2.4
Deposit    2.1.1
ERISA    11.2.5
Escrow Agent    Introduction
FHA    16.21
Final Closing Date    6.1
Final Closing Statement     7.1.5(c)
First Lien Indebtedness     2.4
Hazardous Materials    4.1.3
Improvements    11.3
Institutional Lender     2.1.1
Investigation Period    5.3.2
Land    1.1
Leases    4.2.1(b)
Limitation Period    10.2
Mandatory Cure Items    5.5
Material Environmental Issue     2.1.1
material portion     Article XII
Material Title Defect    2.1.1
Material Uninsured Damage    Article XII
Maximum Liability Cap    16.15
Mortgage Loans     5.5
New Objection    13.6
Non-Refundable Deposit     2.1.1
Objection Notice     5.3.1

OFAC    11.1.10
Original Survey     5.1.2
Other Property Interests     1.3
pdf     14.1.1
Permitted Encumbrances    4.2.1
Personal Property    1.2
Pre-Closing Date    2.1.3
prevailing party     16.5
Property    1.2
Proprietary Information    13.5
Purchase Price    2.1
Purchaser    Introduction
Purchaser’s Action    10.1
Real Property    1.1
Refundable Deposit     2.1.1
rent ready condition     7.1.8
Rent Roll     11.1.11
Representatives    11.3
Reserved Seller Assets    1.4
Rule 3-14 Reimbursements     16.22
Seller    Introduction
Seller Parties    16.15
Seller’s Broker    11.1.1
Survey    5.3.1
Tenant Payments    7.1.1
TIFF     14.1.1
Title Company    3.1.3
Title Objections    5.3.1
Title Policy    3.1.3
Title Report    5.1.1
Updated Survey     5.3.1

Execution Copy

SALE, PURCHASE AND ESCROW AGREEMENT
This Sale, Purchase and Escrow Agreement, dated as of July 9, 2018 (this “Agreement”), is made by and between MATTHEWS RESERVE II, LLC, a Delaware limited liability company (“Seller”), and RESOURCE APARTMENT OP III, LP, a Delaware limited partnership (“Purchaser”), and constitutes (a) a contract of sale and purchase between the parties and (b) an escrow agreement among Seller, Purchaser and REPUBLIC TITLE OF TEXAS, INC. (“Escrow Agent”), the consent of which appears at the end hereof.
ARTICLE I

RECITALS
1.1    Real Property. Seller owns and holds fee title to that certain land (the “Land”), together with all improvements (the “Improvements”) and fixtures located thereon (to the extent owned by Seller), known as “Matthews Reserve Apartments”, located at 1315 Cameron Matthews Dr., Matthews, North Carolina 28105, as more particularly described in Exhibit A (collectively, the “Real Property”, to include Seller’s interest if any, in and to all appurtenances and easements relating to the Land).
1.2    Personal Property. In connection with the Real Property, Seller has acquired certain items of tangible personal property which are located on the Real Property and used by Seller in connection with the operation and maintenance thereof excluding all Reserved Seller Assets as defined in Section 1.4 and all personal property owned by tenants and service providers (collectively, the “Personal Property”).
1.3    Other Property Interests. There shall be included in the sale to Purchaser, Seller’s right, title and interest, if any, in and to the following, to the extent assignable and used by Seller in connection with the Real Property and the Improvements thereon, excluding all Reserved Seller Assets, (i) certain governmental licenses, permits and approvals, (ii) the right to use the name of the Real Property, including any and all trademarks and trade names, used solely in connection with the Real Property, (iii) logos and symbols associated with or used in connection with the Real Property, (iv) telephone and facsimile numbers owned or maintained by or on behalf of Seller with respect to the Real Property, (v) all web addresses, domain names and URLs as well as all social media accounts and logo, photo, video and e-brochure files with respect to the Real Property, and (vi) if still in effect, guaranties and warranties received by Seller from any unrelated third party contractor, manufacturer or other person in connection with the construction or operation of the Real Property (collectively, the “Other Property Interests”). (1) The Real Property, (2) the Personal Property, (3) the Other Property Interests, (4) the Leases (as defined in Section 4.2.1), and (5) the Contracts (as defined in Section 4.2.2) (excluding such Contracts which Purchaser is not obligated to assume under the terms of Section 5.3.3) are collectively referred to as the “Property”.
1.4    Purchase and Sale. Seller now desires to sell and Purchaser now desires to purchase all of Seller’s right, title and interest in and to the Property, upon the terms and covenants and subject to the conditions set forth below.

Notwithstanding anything in this Agreement to the contrary, the sale does not include the following assets of Seller as of the Final Closing Date (as defined in Section 6.1): all cash, cash equivalents (including certificates of deposit), any deposits held by third parties (e.g., utility companies), royalties, lump sums and upfront payments on any contracts or agreements, accounts receivable and any right to a refund or other payment relating to a period prior to the Closing (as defined in Section 6.1), including any real estate tax refund (for any period prior to the Final Closing Date), bank accounts, any refund in connection with termination of Seller’s existing insurance policies, any proprietary or confidential materials, computer software, and any trademarks or trade names (other than Seller’s right, title and interest, if any, in (i) the name “Matthews Reserve Apartments” as it relates solely to the Property, and/or (ii) all other trademarks and trade names used solely in connection with the Real Property to the extent owned by Seller and assignable), any development bonds or other collateral held by or posted with any governmental agency or other third party with respect to any obligations concerning the Property, and any other intangible property that is not used exclusively in connection with the Property (collectively, “Reserved Seller Assets”).
ARTICLE II

PURCHASE PRICE
2.1    Price. In consideration of the covenants herein contained, Seller hereby agrees to sell and Purchaser hereby agrees to purchase the Property for a total purchase price of THIRTY-THREE MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($33,800,000.00) (the “Purchase Price”), which shall be paid by Purchaser as follows:
2.1.1    Deposit. Within three (3) business days following the date hereof, Purchaser shall deliver to Escrow Agent by bank wire of immediately available funds the sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) (together with accrued interest earned thereon, the “Deposit”). A portion of the Deposit in the amount of SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($750,000) (the “Non-Refundable Deposit”) shall be non-refundable to Purchaser except only in the event of a termination (i) pursuant to Section 10.2 (Purchaser’s Remedies), or (ii) pursuant to Article XII (Casualty and Condemnation), or (iii) as a result of a “Material Title Defect”, which for purposes hereof shall mean an encumbrance or defect that appears on the Title Report (as defined in Section 5.1.1) or an update of the Title Report or the Original Survey or Updated Survey (each as defined in Section 5.3.1) or a material zoning (including land use) violation(s) that is not “grandfathered”, that would cost more than $250,000 to remedy as determined by a duly qualified independent third party reasonably acceptable to Purchaser and Seller, and/or would cause (or does in fact cause) a nationally recognized or institutional multi-family apartment lender such as Bank of America, Wells Fargo, Freddie Mac or Fannie Mae (in each case, an “Institutional Lender”) to refuse to provide financing for the acquisition of the Property on terms that are substantially similar to those that would have been offered by the respective Institutional Lender but for the title, survey or zoning defect (any requirement by such Institutional Lender to include its standard legal non-conforming property rider (or the reasonably applicable equivalent to Freddie Mac’s such rider) to the applicable loan documents to be entered into by Purchaser with such Institutional Lender shall not constitute a “refusal” for purposes hereof); any title or survey defect, limitation or encumbrance, other than those exceptions (including standard printed exceptions) to title contained or disclosed in the Title Report (as defined in Section 5.1.1) approved by Purchaser under Section 5.3.1 or deemed approved (if Purchaser elects to waive any Title Objection (as defined in Section 5.3.1) thereto and to proceed to Closing), shall be deemed cured and shall not be a Material Title Defect if the Title Company (as defined in Section 3.1.3) will agree to issue an ALTA standard form of title insurance policy to Purchaser, which policy takes no exception for such defect, limitation or encumbrance and is issued for no additional premium or for an additional premium if Seller agrees to pay such additional premium upon Closing, or (iv) as a result of a “Material Environmental Issue” which shall mean the presence on the Property of hazardous substances or materials constituting a material breach of environmental law as identified in a Phase I and/or Phase II report prepared for Purchaser or its lender by a reputable environmental engineering firm (and not identified in any prior Phase I report provided by Seller to Purchaser), a copy of which new report shall be provided to Seller (if requested by Seller), and the presence of which substances or materials are such that the same would cost more than $250,000 to remedy as determined by a duly qualified independent third party reasonably acceptable to Purchaser and Seller, and/or will cause (or does in fact cause) an Institutional Lender to refuse to provide financing for the acquisition of the Property on terms that are substantially similar to those that would have been offered by the respective Institutional Lender but for the environmental issue, or the Phase I obtained by Purchaser recommends a Phase II be done at the Property (consistent with market standards for the issue(s) identified in such report), and Seller does not permit the performance of such Phase II at the Property, or imposes commercially unreasonable conditions on the performance thereof. The remainder of the Deposit in the amount of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) (together with accrued interest earned thereon, the “Refundable Deposit”) shall be refundable to Purchaser only in the circumstances expressly set forth in this Agreement and in accordance with Sections 9.3 and 9.4.
2.1.2    Intentionally Omitted.
2.1.3    Balance of Purchase Price. Purchaser shall, no later than Noon Eastern Time on the business day immediately preceding the Final Closing Date (the “Pre-Closing Date”), deliver to Escrow Agent, by bank wire transfer of immediately available funds, a sum equal to the balance of the Purchase Price adjusted to reflect prorations and other adjustments pursuant to Section 7.1 and Section 2.3 and to account for any credit which Purchaser is entitled to receive pursuant to the terms and conditions of this Agreement. PURCHASER EXPRESSLY ACKNOWLEDGES AND ACCEPTS ITS OBLIGATION TO DELIVER THE BALANCE OF THE PURCHASE PRICE ADJUSTED TO REFLECT PRORATIONS AND OTHER ADJUSTMENTS PURSUANT TO SECTION 7.1 AND SECTION 2.3 AND TO ACCOUNT FOR ANY CREDIT WHICH PURCHASER IS ENTITLED TO RECEIVE PURSUANT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT TO ESCROW AGENT ON OR BEFORE NOON EASTERN TIME ON THE PRE-CLOSING DATE AND SHALL AUTHORIZE THE DISBURSEMENT OF FUNDS ON THE FINAL CLOSING DATE (AS DEFINED IN SECTION 6.1) IN

SUFFICIENT TIME TO ALLOW THE DEFEASANCE (AS DEFINED IN SECTION 2.4 BELOW) TO CLOSE PRIOR TO THE RECORDING OF THE DEED (AS DEFINED IN SECTION 4.2.1) AND TO ENABLE SELLER TO SECURE THE TIMELY RELEASE OF THE FIRST LIEN INDEBTEDNESS PURSUANT TO, AND AS DEFINED IN, SECTION 2.4 BELOW.
2.2    Investments. Following the collection of the Deposit, Escrow Agent shall, at the direction of Purchaser, invest the Deposit in:
(a)    obligations of the United States government, its agencies or independent departments;
(b)    certificates of deposit issued by a banking institution whose principal office is in New York City or Los Angeles, with assets in excess of $1 billion; or
(c)    an interest-bearing account of a banking institution whose principal office is in New York City or Los Angeles, with assets in excess of $1 billion (and in any event, Wells Fargo shall be considered an approved banking institution for receipt of the Deposit).
No investment of the Deposit shall have a maturity date beyond the Final Closing Date.
2.3    Interest on the Deposit. Any interest earned on the Deposit shall be credited and delivered to the party receiving the Deposit, provided, however, that if the transaction closes, at Closing any interest earned on the Deposit shall be credited to Purchaser by applying the same against the Purchase Price.
2.4    Defeasance of First Lien Indebtedness. Seller hereby notifies Purchaser that Seller will be required to defease the first lien indebtedness encumbering the Property (the “Defeasance”). Seller and Purchaser acknowledge that Seller is the borrower under, and the Property is encumbered by, a mortgage loan dated November 19, 2013 (the “First Lien Indebtedness”) as referenced on the Title Report (as defined in Section 5.1.1). At Closing and prior to the recordation of the Deed, Seller, shall, subject to the terms and provisions hereof, defease the First Lien Indebtedness pursuant to the requirements set forth in the loan documents therefor (the “Defeasance Requirements”). The Defeasance Requirements provide for the substitution of the Property (and the release of the liens securing the First Lien Indebtedness on the Property) with U.S. government obligations purchased by or for Seller. Because of the Defeasance Requirements, Purchaser’s reasonable cooperation will be necessary, and, provided that the conditions precedent in Section 3.1 have been satisfied or waived by Purchaser as applicable, Purchaser hereby agrees to (i) deposit all documents required by Purchaser hereunder to be delivered at the Closing, which documents shall be fully executed, and where required acknowledged, with Escrow Agent no later than the Pre-Closing Date, and (ii) deposit the balance of the Purchase Price into escrow (i.e., less the Deposit plus or minus prorations, adjustments and credits as applicable), with Escrow Agent no later than Noon Eastern Time on the Pre-Closing Date for the express purpose of facilitating the Defeasance.

ARTICLE III

CONDITIONS TO THE PARTIES’ OBLIGATIONS
3.1    Conditions to Purchaser’s Obligation to Purchase. Purchaser’s obligation to purchase is expressly conditioned upon each of the following:
3.1.1    Performance by Seller. Performance in all material respects of the obligations and covenants of, and deliveries required of, Seller hereunder.
3.1.2    Delivery of Title and Possession and other Closing Documents. Delivery at the Closing of (a) the Deed (as defined in Section 4.2.1) (b) the Assignment of Leases and Contracts (as defined in Section 4.1.2), (c) the Bill of Sale (as defined in Section 4.1.3) and, (d) possession as provided in Section 15.1.
3.1.3    Title Insurance. Delivery at the Closing of the standard current form of American Land Title Association (ALTA) owner’s policy of title insurance (the “Title Policy”), or a commitment to issue the same, with liability in the amount of the Purchase Price issued by First American Title Insurance Company (the “Title Company”), insuring that fee title to the Real Property vests in Purchaser subject to the Permitted Encumbrances (as defined in Section 4.2.1). (At its option, Purchaser may direct the Title Company to issue additional title insurance endorsements if Purchaser pays for the extra cost of such additional endorsements, provided that the Title Company’s failure to issue any such additional endorsements shall not affect Purchaser’s obligations under this Agreement).
3.1.4    Seller’s Representations. The representations and warranties by Seller set forth in Section 11.1 being true and correct in all material respects as of the Closing except as modified by notice (in accordance with Section 11.1) to which Purchaser does not object in writing by the later of (a) three (3) business days after receipt thereof or (b) the end of the Investigation Period.
3.2    Conditions to Seller’s Obligation to Sell. Seller’s obligation to sell is expressly conditioned upon each of the following:
3.2.1    Performance by Purchaser. Performance in all material respects of the obligations and covenants of, and deliveries required of, Purchaser hereunder, including without limitation, Purchaser’s obligations with respect to Seller’s defeasance pursuant to Section 2.1.3 and Section 2.4 hereof.
3.2.2    Receipt of Purchase Price. Receipt of the Purchase Price and any adjustments due Seller under Article VII at the Closing in the manner herein provided.
3.3    Failure of Conditions. In the event that any condition set forth in Section 3.1 or Section 3.2 is not satisfied or waived by Purchaser or Seller, as the case may be, on the Pre-Closing Date, and the other party is not otherwise in default hereunder, the sole right of Purchaser and Seller, as applicable, shall be either (a) to terminate this Agreement by delivering written notice of such termination to the other party on or prior to the Closing, in which event the Deposit shall be disbursed pursuant to Section 9.3 and Section 9.4 and the parties shall have no further obligations or liabilities to the other hereunder, except as expressly provided for in this Agreement, or (b) to waive the satisfaction of such condition or conditions and proceed to Closing in accordance with and subject to the terms of this Agreement; provided, however, that with respect to a failure of any condition either (i) under Section 3.1.3 resulting from a matter affecting title which is not a Permitted Encumbrance, or (ii) under Section 3.1.4, in either case which failure is not the result of a Seller breach or default hereunder, Seller shall have the right to extend the Final Closing Date by up to thirty (30) days in the aggregate by written notice to Purchaser, during which period Seller shall use commercially reasonable efforts to cause such condition(s) to be satisfied.
ARTICLE IV

PURCHASER’S DELIVERIES AND SELLER’S DELIVERIES TO ESCROW AGENT
4.1    Purchaser’s Deliveries. Purchaser shall, at or before Noon Eastern Time on the Pre-Closing Date, deliver in escrow to Escrow Agent each of the following:
4.1.1    Purchase Price. The Purchase Price as set forth in Section 2.1.3, as adjusted pursuant to Article VII.
4.1.2    Assignment of Leases and Contracts. Two (2) executed counterparts of the Assignment and Assumption of Leases, Contracts and Other Property Interests (the “Assignment of Leases and Contracts”) in the form of Exhibit C.
4.1.3    Bill of Sale. Two (2) executed counterparts of a bill of sale (the “Bill of Sale”) in the form of Exhibit D.
4.1.4    Closing Statement. An executed settlement statement reflecting the prorations and adjustments required under Article VII.
4.2    Seller’s Deliveries. Seller shall, at or before Noon Eastern Time on the Pre-Closing Date, deliver in escrow to Escrow Agent each of the following:
4.2.1    Deed. A special warranty deed (the “Deed”) in the form of Exhibit I with respect to the Real Property, executed and acknowledged by Seller, pursuant to which Seller shall convey all of Seller’s right, title and interest to the Real Property subject to the following (collectively, the “Permitted Encumbrances”):
(a)    Non-delinquent real property taxes and all assessments and unpaid installments thereof which are not delinquent.
(b)    The residential occupancy leases affecting the Property and any leases executed in accordance with this Agreement after the date hereof (collectively, the “Leases”), and the rights of the tenants thereunder.

(c)    All matters listed in Exhibit B attached to the Deed at Exhibit I hereto and any other lien, encumbrance, easement or other exception or matter voluntarily imposed or consented to by Purchaser prior to or as of the Closing.
(d)    All exceptions (including printed exceptions) to title contained or disclosed in the Title Report (as defined in Section 5.1.1) other than Title Objections (as defined in Section 5.3.1 which shall include a New Objection pursuant to Section 13.6(i) hereof)) identified and not thereafter waived by Purchaser.
(e)    Discrepancies, conflicts in boundary lines, shortages in area, encroachments, and any state of facts which an inspection of the Property or an accurate survey would disclose.
4.2.2    Assignment and Assumption of Leases, Contracts and Other Property Interests. Two (2) executed counterparts of the Assignment and Assumption of Leases, Contracts and Other Property Interests in the form of Exhibit C, and (whether through the closing escrow or through such other method of delivery as the parties may establish) original executed Leases (or copies if originals are not in Seller’s possession) and the service contracts, equipment leases, maintenance agreements and other contracts affecting the Property enumerated in Exhibit F (collectively, the “Contracts”) assigned thereby.
4.2.3    Bill of Sale. Two (2) executed counterparts of the Bill of Sale.
4.2.4    Notices to Tenants. A notice signed by Seller addressed to the tenants under the Leases in the form of Exhibit G.
4.2.5    FIRPTA Affidavit. Two (2) executed copies of an affidavit in the form of Exhibit H with respect to the Foreign Investment in Real Property Tax Act.
4.2.6    Owner’s Affidavit. An affidavit and certificate as to parties in possession and debts and liens in the form attached hereto as Exhibit J signed by Seller.
4.2.7    Closing Statement. An executed settlement statement reflecting the prorations and adjustments required under Article VII.
4.2.8    Cash – Prorations. The amount, if any, required of Seller under Article VII.
4.3    Failure to Deliver. The failure of Purchaser or Seller to make any delivery required above by and in accordance with this Article IV which is not waived by the other party shall constitute a default hereunder by Purchaser or Seller, as applicable.
ARTICLE V

INVESTIGATION OF PROPERTY
5.1    Delivery of Documents. Seller shall deliver, cause to be delivered, or make available to Purchaser, within three (3) business days following the execution and delivery of this Agreement by Seller and Purchaser (except as otherwise stated in Schedule A annexed hereto and made a part hereof), the following:
5.1.1    Preliminary Title Report. A current preliminary title report covering the Real Property issued by the Title Company, together with copies of all documents referred to as exceptions therein (collectively, the “Title Report”).
5.1.2    Survey. To the extent in Seller’s possession, the most recent survey of the Real Property prepared by a licensed surveyor (the “Original Survey”).
5.1.3    Leases and Contracts. To the extent in Seller’s possession, copies of the Leases and the Contracts.
5.1.4    Plans and Specifications. To the extent in Seller’s possession, copies of all plans and specifications for the Improvements.
5.1.5    Reports. Copies of the environmental reports listed in Schedule A annexed hereto and made a part hereof.
5.1.6    Permits. To the extent in Seller’s possession, copies of all governmental licenses, permits, certificates of occupancy and approvals, in each case regarding the Property.
5.1.7    Other Documents. In addition to, and not in duplication of, the deliverables set forth in this Section 5.1, those documents, instruments, reports and other items set forth on Schedule A annexed hereto and made a part hereof to the extent in the possession of Seller or available at the Real Property.
If requested by Seller, Purchaser shall provide written verification of its receipt of those items listed in this Section 5.1.
5.2    Physical Inspection of Property.
5.2.1    Seller shall allow Purchaser and Purchaser’s engineers, architects or other employees and agents reasonable access to the Property during normal business hours for the limited purposes provided herein. At least two (2) full business days’ advance written notice (which notice may be given via electronic mail to Brittany Burckhard (bburckhard@mcdprop.com)) will be provided for any required walk-throughs of occupied units. At least one (1) full business day advance written notice (which notice may be given by electronic mail as hereinabove said) will be provided for any other onsite access to the Property.
5.2.2    Purchaser and its engineers, architects and other employees and agents may exercise such access solely for the purposes of (a) reviewing contracts, books and records relating to the Property (other than any privileged, proprietary or confidential records), soil reports, environmental studies and reports, surveys, and building and systems plans; (b) reviewing records relating to operating expenses and other instruments and correspondence relating to the Property; and (c) inspecting the physical condition of the Property and conducting non-intrusive physical and environmental tests and inspections thereof. PURCHASER SHALL NOT CONDUCT OR ALLOW ANY PHYSICALLY INTRUSIVE TESTING OF, ON OR UNDER THE PROPERTY WITHOUT FIRST OBTAINING SELLER’S WRITTEN CONSENT AS TO THE TIMING AND SCOPE OF THE WORK TO BE PERFORMED AND THE PARTIES ENTERING INTO AN AMENDMENT HERETO MEMORIALIZING SUCH SCOPE OF WORK AND ANY ADDITIONAL AGREEMENTS OF THE PARTIES WITH RESPECT TO SUCH TESTING.
5.2.3    Prior to Purchaser or its agent’s entry on the Property, Purchaser shall furnish (or caused to be furnished) to Seller a certificate of insurance demonstrating Seller, its property manager and its advisor, McDowell Properties (“Advisor”) and any lender or other parties with insurable interest that Seller may reasonably designate are included as additional insureds (on a primary and non-contributory basis) on Purchaser’s and if applicable its agent’s commercial general liability and excess umbrella liability insurance policy(ies) with a company or companies having an AM BEST rating of AIX. Such policies shall provide at Purchaser’s or its agent’s sole cost coverage and limits in an amount of at least: (a) Commercial General Liability: $1,000,000 Combined Single Limit each occurrence for bodily injury and property damage, $1,000,000 personal and advertising injury, including a General Aggregate of at least $1,000,000; (b) Automobile Liability of $1,000,000 each accident for bodily injury and property damage as may be applicable, for any owned, non-owned or hired automobiles; (c) Statutory Workers Compensation and $1,000,000 Employers Liability; and (d) Umbrella / Excess Liability in the amount of $2,000,000 excess of the underlying Commercial General, Auto and Employer Liability insurance. Purchaser shall also evidence any insurance required by law or reasonably required by Seller based on Purchaser’s anticipated and allowed activities on the Property. All policies shall include or be endorsed to provide a waiver of subrogation in favor of Seller and Advisor. Purchaser agrees to maintain such coverage for so long as this Agreement remains in effect.
5.2.4    Purchaser agrees that, in the exercise of the right of access granted hereby, it will not unreasonably interfere with or permit unreasonable interference with any person occupying or providing service at the Property. Purchaser agrees that it or its agents will not communicate with any tenants without the consent of Seller.
5.2.5    Purchaser agrees to indemnify, defend and hold harmless Seller, Advisor and their affiliates, members, partners, subsidiaries, shareholders, officers, directors and agents from any loss, injury, damage, cause of action, liability, claim, lien, cost or expense, including reasonable attorneys’ fees and costs, arising from the exercise by Purchaser or its employees, consultants, agents or representatives of the right of access under this Agreement or out of any of the foregoing; provided, however, that this indemnity shall not extend to and in no event shall Purchaser be liable to Seller or any of such other indemnified parties to the extent any loss, injury, damage, cause of action, liability, claim, lien, cost or expense arises from (a) any gross negligence or willful conduct of Seller or anyone acting by, through or under Seller, or (b) any pre-existing conditions on or about the Property except to the extent that such conditions were exacerbated due to the acts or omissions of Purchaser or anyone acting by, through or under Purchaser. The indemnity in this Section 5.2.5 shall survive the Closing or any termination of this Agreement.
5.2.6    Purchaser agrees to give Seller reasonable prior notice of its intent to conduct any inspections or tests so that Seller will have the opportunity to have a representative present during any such inspection or test, the right to do which Seller expressly reserves. Purchaser agrees to cooperate with any reasonable request by Seller in connection with the timing of any such inspection or test. Purchaser agrees to provide Seller upon Seller’s request with a copy of any written inspection or test report or summary prepared by any third party.
5.2.7    Purchaser agrees that any inspection, test or other study or analysis of the Property shall be performed at Purchaser’s expense and in strict accordance with applicable law.
5.2.8    Purchaser agrees at its own expense to promptly repair or restore the Property to substantially the same condition as existed before Purchaser’s inspection or test, or, at Seller’s option, to reimburse Seller for any repair or restoration costs, if any inspection or test requires or results in any damage to or alteration of the condition of the Property. The obligations set forth in this Section 5.2.8 shall survive the Closing or any termination of this Agreement.
5.3    Investigation Period. Purchaser shall have the right to make the following investigations.
5.3.1    Title and Survey. During the Investigation Period, Purchaser shall review title to the Real Property as disclosed by the Title Report, the Original Survey and any update to the Original Survey or new survey that Purchaser obtains (the “Updated Survey”; and, together with the Original Survey and any further update to the Updated Survey, collectively, the “Survey”). Purchaser shall be entitled to object to any matter disclosed in the Title Report and the Survey (the “Title Objections”), by a written notice of objections delivered to Seller by 5:00 p.m. Eastern Time on July 25, 2018 (the “Objection Notice”). If Purchaser does give the Objection Notice, Seller shall have three (3) business days after receipt thereof to notify Purchaser that Seller (a) will cause or (b) elects not to cause any or all of the Title Objections disclosed therein to be removed or insured over by the Title Company. Seller’s failure to notify Purchaser within such three (3) business day period as to any Title Objection shall be deemed an election by Seller not to remove such Title Objection. If Seller notifies or is deemed to have notified Purchaser that Seller shall not remove nor have the Title Company insure over any or all of the Title Objections, Purchaser shall have until the expiration of the Investigation Period (as defined in Section 5.3.2), (i) to terminate this Agreement, or (ii) to waive such Title Objections and proceed to Closing without any abatement or reduction in the Purchase Price on account of such Title Objections. If Purchaser does not give such notice prior to the expiration of the Investigation Period, Purchaser shall be deemed to have elected to waive such Title Objections.

5.3.2    General Investigation. In addition, Purchaser shall have from the date hereof until July 30, 2018 at 5:00 p.m. Eastern Time (the “Investigation Period”) to notify Seller that, as a result of Purchaser’s review of any documents (other than the Title Report or the Survey) or Purchaser’s investigation of the Property, it disapproves of any matter or item affecting the Property and terminates this Agreement. If Purchaser fails to give such notice of disapproval and termination with respect to any matter relating to the Property prior to the expiration of the Investigation Period, such failure shall be conclusively deemed to be full and complete approval of such matters and a satisfaction of this condition.
5.3.3    Contracts. Prior to the expiration of the Investigation Period, Purchaser will advise Seller in writing of which Contracts listed on Exhibit F attached hereto it will assume and for which Contracts Purchaser requests that Seller deliver written termination at or prior to Closing, provided Seller shall have no obligation to terminate, and Purchaser shall be obligated to assume, any cable services contract or any other Contracts which by their terms cannot be terminated without penalty or payment of a fee except to the extent Purchaser agrees to pay the entire amount of such fees or penalties. If any Purchaser disapproved Contract has a post-Closing termination date then Purchaser shall be required to assume such Contract pending its post-Closing termination. Notwithstanding anything in this Agreement to the contrary, any Contract which is a national contract or master contract shall not be assumed by Purchaser. In addition, Seller shall be responsible for the termination as of Closing of any then existing property management agreement affecting the Property, and the same shall not be assumed by Purchaser. Notwithstanding anything in this Agreement to the contrary, Purchaser shall have no obligation to assume any Contract of which a copy was not provided to Purchaser during the Investigation Period.
5.4    Effect of Termination. If Purchaser terminates this Agreement in accordance with Section 5.3, then subject to Section 5.2, all further rights and obligations of the parties shall cease and terminate without any further liability of either party to the other (except those obligations which are specifically provided to survive such termination as provided in this Agreement).
5.5    No Obligation to Cure. Nothing contained in this Agreement or otherwise shall require Seller to render its title marketable or to remove or correct any exception or matter disapproved by Purchaser or to spend any money or incur any expense in order to do so. Notwithstanding anything in this Agreement to the contrary, Seller shall be obligated at Closing, to cause the Title Company to (i) remove (x) the First Lien Indebtedness and (y) that certain Multifamily Deed of Trust, Assignment of Rents and Security Agreement dated February 18, 2016 entered into by Seller and referred to on the Title Report (collectively, the “Mortgage Loans”), and (ii) remove (by payment and/or bonding) any materialmens’ or mechanic’s liens against Seller or the Property in each case with respect to work contracted for or on behalf of Seller (with the consent of Seller) at the Property, provided that Seller has received written notice of any such liens prior to Closing, and the cost to remove all such liens does not exceed the sum of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) in the aggregate with respect to the Property, all of which Mortgage Loans and liens at (i) and (ii) hereof may be paid off (including, where applicable, defeased) at Seller’s election from the Purchase Price and which are collectively herein called the

“Mandatory Cure Items” and in no event shall the Mandatory Cure Items be considered Permitted Encumbrances.
5.6    Copies of Third Party Reports. If requested by Seller, Purchaser, within three days after such request, shall provide Seller with copies of all final third party reports generated with respect to the Property without any representation or warranty, express or implied, as to the accuracy, completeness or any other matter regarding such reports (except only that they are complete copies of the reports in the possession of Purchaser) and Seller shall not have any right to rely on same without the written consent of the preparer of such reports. Notwithstanding the foregoing, Purchaser shall have no obligation to provide copies of any third party report to Seller after termination of this Agreement by Purchaser due to a Seller default.
ARTICLE VI

THE CLOSING
6.1    Date and Manner of Closing. Escrow Agent shall close the escrow (the “Closing”) as soon as all conditions to closing contained in this Agreement have been satisfied (or deemed satisfied) or waived in writing which shall in any event be not later than 11:00 a.m. Eastern Time on August 29, 2018 (the “Final Closing Date”), time being of the essence (subject only to Seller’s express rights of remedy or cure provided herein, in which event Seller will give Purchaser not less than three (3) business days’ notice of the date of Closing), by recording and delivering all documents and funds as set forth in Article VIII.
ARTICLE VII

PRORATION, FEES, COSTS AND ADJUSTMENTS
7.1    Prorations. Prior to the Closing, Seller shall determine the amounts of the prorations in accordance with this Agreement and notify Purchaser thereof. Purchaser shall review and approve such determination promptly and prior to the Closing, such approval not to be unreasonably withheld or delayed. Thereafter, Purchaser and Seller shall each inform Escrow Agent of such amounts. Seller and Purchaser shall endeavor to cause the Escrow Agent to prepare draft closing statements containing the prorations and adjustments described in this Article VII and deliver the same together with invoices or bills for all prorated expenses and other reasonable backup information from Seller no later than 3:00 p.m. Eastern Time two (2) business days prior to the Pre-Closing Date. In consideration of Purchaser’s early funding to facilitate the Defeasance, the Pre-Closing Day and the Closing Day shall belong to Purchaser for purposes of prorations and adjustments hereunder.
7.1.1    Certain Items Prorated. In accordance with the notifications, Escrow Agent shall prorate between the parties (and the parties shall deposit funds therefor with Escrow Agent or shall instruct Escrow Agent to debit against sums held by Escrow Agent owing to such party), as of 11:59 p.m. the day prior to the Pre-Closing Date, all income and expenses with respect to the Property and payable to or by the owner of the Property, including, without limitation: (a) all real property taxes and assessments which shall be prorated on a calendar year basis (if the Closing shall occur before the tax rate is fixed, the apportionment of taxes shall be based on the tax rate for the preceding period applied to the latest assessed valuation and after the Closing, when the actual real property taxes are finally fixed, Seller and Purchaser shall promptly make a recalculation of such proration, and the appropriate party shall make the applicable payment reflecting the recalculation to the other party); (b) rents and other tenant payments and tenant reimbursements (collectively, “Tenant Payments”) if any, actually received under the Leases in effect as of the Closing Date; (c) [intentionally omitted]; (d) charges for water, sewer, electricity, gas, fuel and other utility charges, all of which shall be read promptly before Closing, unless Seller elects to close its own applicable account, in which event Purchaser shall open its own account and the respective charges shall not be prorated and subject in any event to Section 7.1.7 below with respect to ratio utility billing systems (RUBS); (e) amounts prepaid and amounts accrued but unpaid on service contracts and management contracts which are to be assumed by Purchaser and excluding any royalties, lump sum or upfront payments paid to Seller pursuant to any agreements entered into by Seller; and (f) periodic fees for licenses, permits or other authorizations with respect to the Property. The adjustment obligation in this Section 7.1.1 shall survive the Closing.
7.1.2    Leasing Commissions. At the Closing, Purchaser and Seller shall prorate, based on the portion of the term of the applicable Lease occurring before and after the Closing, all leasing commissions and other charges payable by reason of or in connection with any Lease entered into after the end of the Investigation Period, any renewal or extension of an existing Lease after such date and any new lease referred to in Section 13.4.
7.1.3    Taxes.
(a)    Real property tax refunds and credits received after the Closing which are attributable to a tax year prior to the Closing shall belong to Seller. Any such refunds and credits attributable to the tax year during which the Closing occurs shall be apportioned between Seller and Purchaser after deducting the reasonable out-of-pocket expenses of collection thereof. Tax prorations shall be calculated on a calendar year basis. This apportionment obligation shall survive the Closing.
(b)    If any tax appeal or certiorari proceedings shall not have been finally resolved or settled prior to the Closing and shall relate to any tax period a portion or all of which precedes the Closing, Seller shall be entitled to control the disposition of any such tax appeal or certiorari proceeding and any refunds received therefrom, net of any expenses incurred by Seller in connection therewith, shall be prorated between the parties on the basis of the portions accruing to periods before and after the Closing.
7.1.4    Security and Other Deposits. At the Closing, Purchaser shall (i) receive a credit in the aggregate amount of all unapplied refundable security deposits (plus interest accrued thereon to the extent required to be paid by the applicable Lease or applicable law) required to be held by Seller under the Leases; and (ii) pay Seller an amount equal to all utility and contract deposits then held by third parties with respect to the Property and transferred to Purchaser hereunder, unless Seller elects to cancel any of the same as of Closing. If any security deposits shall be held by Seller in the form of letters of credit or surety bonds, Seller shall assign its rights thereunder to Purchaser and shall cooperate reasonably with Purchaser in respect of the reissuance of any such letters of credit or bonds in the name of Purchaser.
7.1.5    Adjustments.
(a)    Delinquent Tenant Payments other than such amounts prorated pursuant to Section 7.1.1(c), if any, shall not be prorated and all rights thereto shall be retained by Seller, who reserves the right to collect and retain such delinquent Tenant Payments, and Purchaser agrees to cooperate with Seller in Seller’s efforts to collect such Tenant Payments; provided, however, that Seller shall not be entitled to commence any disposition or eviction proceeding against the delinquent tenant. If at any time within six (6) months after the Closing Purchaser shall receive any such delinquent Tenant Payments (which Purchaser shall use reasonable efforts to collect, provided that such efforts shall not include an obligation on the part of Purchaser to bring any action or proceeding to collect same), Purchaser shall immediately remit such Tenant Payments to Seller, provided that any monies received by Purchaser from a delinquent tenant shall be applied first to current rents then due and payable and then to delinquent rents in the inverse order in which they became due and payable. The previous sentence of this Section 7.1.5(a) shall survive the Closing.
(b)    If real property taxes are apportioned at Closing based on the tax rate for the preceding period applied to the latest assessed valuation (or based on such other estimate as the parties may agree) the parties agree to reapportion such real property taxes based on the final tax bill within thirty (30) days after a final tax bill becomes available and is received by Purchaser. The provisions of this Section 7.1.5(b) shall survive the Closing.
(c)    Not later than ninety (90) days after the Final Closing Date, Seller and Purchaser will jointly prepare a final closing statement reasonably satisfactory to Seller and Purchaser in form and substance (the “Final Closing Statement”) setting forth the final determination of the adjustments and prorations provided for herein, provided however, that the true-up with respect to real estate taxes and delinquent Tenant Payments shall be prorated at the time and in the manner provided for in Sections 7.1.5(a) and (b). The net amount due Seller or Purchaser, if any, by reason of adjustments to the Final Closing Statement shall be paid by the party obligated therefor within ten (10) business days following that party’s receipt of the approved Final Closing Statement. The adjustments, prorations and determinations agreed to by Seller and Purchaser in the Final Closing Statement shall be conclusive and binding on the parties hereto absent manifest error. The provisions of this Section 7.1.5(c) shall survive the Closing.
7.1.6    Insurance. Seller’s existing liability and property insurance pertaining to the Property shall be canceled as of the Closing, and Seller shall receive any premium refund due thereon.
7.1.7    RUBS. Purchaser shall be responsible for the billing and collection of any reimbursable utility charges from the tenants with respect to all periods on and after the Final Closing Date and any uncollected but not delinquent, reimbursable utility charges from the tenants with respect to all periods prior to the Final Closing Date and shall credit Seller at Closing for any paid but not yet billed reimbursable utility charges from the tenants with respect to all periods prior to the Final Closing Date.
7.1.8    Rent Ready Credit. No later than two (2) business days before the Pre-Closing Date, a representative of Purchaser and a representative of Seller shall conduct an onsite walk-through of the then unoccupied rental units on the Property to determine whether such unoccupied rental units are in “rent ready” condition. With respect to any rental unit that is vacated on or before five (5) business days prior to the Pre-Closing Date, Seller shall, at Seller’s option, either (i) make such unoccupied rental unit into a “rent ready” condition prior to the Closing, or (ii) provide Purchaser with a credit against the Purchase Price due at Closing, which credit shall be equal to the amount (to be reasonably agreed upon by Seller and Purchaser), if any, reasonably required to put the unoccupied rental units in “rent ready” condition; provided, however, that such credit shall be up to and not exceeding SEVEN HUNDRED FIFTY AND NO/ 100 DOLLARS ($750.00) per unoccupied rental unit. With respect to any rental unit that is vacated after the date which is five (5) business days prior to the Pre-Closing Date, Seller shall have no responsibility or liability to put such unoccupied rental unit into a “rent ready” condition, and Seller shall not be required to compensate Purchaser if such unit is not “rent ready” condition as of Closing. As used herein, “rent ready condition” means Seller’s customary practice and procedures, as of the date of this Agreement, for placing units in “rent ready” condition.
7.2    Seller’s Closing Costs. Seller shall pay (a) any transfer tax due and payable in connection with the recordation of the Deed (“Transfer Tax”), (b) (a) one-half of Escrow Agent’s escrow fee or escrow termination charge and (c) Seller’s own attorneys’ fees.
7.3    Purchaser’s Closing Costs. Purchaser shall pay (a) one-half of Escrow Agent’s escrow fee or escrow termination charge, (b) the cost of the Title Report, the title premium for the Title Policy and lender’s policy of title insurance, together with the cost of any other title insurance endorsements ordered by Purchaser or its lender, if applicable, (c) the cost of the Updated Survey, if any, (d) any costs incurred in recording the Deed or any other instruments (other than the Transfer Tax), (e) any costs incurred in connection with Purchaser’s investigation of the Property pursuant to Article V, including the cost of any new environmental assessment commissioned by Purchaser, and (f) Purchaser’s own attorneys’ fees.
ARTICLE VIII

DISTRIBUTION OF FUNDS AND DOCUMENTS
8.1    Delivery of the Purchase Price. At the Closing, Escrow Agent shall deliver the Purchase Price to Seller, and the transaction shall not be considered closed until such delivery occurs.
8.2    Other Monetary Disbursements. Escrow Agent shall, at the Closing, hold for personal pickup or arrange for wire transfer, (a) to Seller, or order, as instructed by Seller, all sums and any proration or other credits to which Seller is entitled and less any appropriate proration or other charges and (b) to Purchaser, or order, any excess funds therefor delivered to Escrow Agent by Purchaser and all sums and any proration or other credits to which Purchaser is entitled and less any appropriate proration or other charges.
8.3    Recorded Documents. Escrow Agent shall cause the Deed and any other documents that Seller or Purchaser desires to record to be recorded with the appropriate county recorder and, after recording, returned to the grantee, beneficiary or person acquiring rights under said document or for whose benefit said document was required.
8.4    Documents to Purchaser. Escrow Agent shall at the Closing deliver by overnight express delivery to Purchaser the following:

(1)	one conformed copy of the Deed showing all then available recording data;

(2)	one original of the Assignment of Leases and Contracts;

(3)	one original of the Bill of Sale;

(4)	one original of the Notice to Tenants;

(5)	one original of the FIRPTA Affidavit; and

(6)	one certified copy of the Closing Statement
8.5    Documents to Seller. Escrow Agent shall at the Closing deliver by overnight express delivery to Seller, the following:

(1)	one conformed copy of the Deed showing all then available recording data;

(2)	one original of the Assignment of Leases and Contracts;

(3)	one original of the Bill of Sale;

(4)	one copy of the Notice to Tenants;

(5)	one original of the FIRPTA Affidavit; and

(6)	one certified copy of the Closing Statement.
8.6    All Other Documents. Escrow Agent shall at the Closing deliver by overnight express delivery, each other document received hereunder by Escrow Agent to the person acquiring rights under said document or for whose benefit said document was required.
ARTICLE IX

RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION
9.1    Return of Seller’s Documents. If escrow or this Agreement is terminated for any reason, Purchaser shall, within five (5) days following such termination, deliver to Seller all documents and materials relating to the Property previously delivered to Purchaser by Seller. In addition, upon the written request of Seller, Purchaser shall deliver to Seller copies of all final reports, studies, documents and materials obtained by Purchaser from third parties in connection with the Property and Purchaser’s investigation thereof, provided however that such items shall be delivered without representation or warranty, express or implied, as to accuracy, completeness (except only that to the knowledge of Purchaser they are complete copies of the documents in the possession of Purchaser) or any other matter regarding such items and with no right of Seller to rely thereon without the consent of the third party preparer(s) of such items. Escrow Agent shall deliver all documents and materials deposited by Seller and then in Escrow Agent’s possession to Seller and shall destroy any documents executed by both Purchaser and Seller. Upon delivery by Escrow Agent to Seller (or such destruction, as applicable) of such documents and materials, Escrow Agent’s obligations with regard to such documents and materials under this Agreement shall be deemed fulfilled and Escrow Agent shall have no further liability with regard to such documents and materials to either Seller or Purchaser.
9.2    Return of Purchaser’s Documents. If escrow or this Agreement is terminated for any reason, Escrow Agent shall deliver all documents and materials deposited by Purchaser and then in Escrow Agent’s possession to Purchaser and shall destroy any documents executed by both Purchaser and Seller. Upon delivery by Escrow Agent to Purchaser (or such destruction, as applicable) of such documents and materials, Escrow Agent’s obligations with regard to such documents and materials under this Agreement shall be deemed fulfilled and Escrow Agent shall have no further liability with regard to such documents and materials to either Seller or Purchaser.
9.3    Deposit. If escrow or this Agreement is terminated pursuant to (i) Section 5.3 or Section 13.6 (in each case in the event only of a Material Title Defect or a Material Environmental Issue), or (ii) Section 10.2, or (iii) Article XII, then, subject to Section 5.2, Purchaser shall be entitled to obtain the return of the entire of the Deposit pursuant to Section 9.4 below.
If escrow or this Agreement is terminated (a) pursuant to Section 3.3 due to the failure of a condition set forth in Section 3.1 (unless due to a Material Title Defect or a Material Environmental Issue), or (b)  pursuant to Section 5.3 (for any reason other than a Material Title Defect or a Material Environmental Issue), then, subject to Section 5.2, Purchaser shall be entitled to obtain the return of the Refundable Deposit and the Non-Refundable Deposit shall be paid to Seller pursuant to Section 9.4 below.
If the Closing does not take place and escrow or this Agreement is terminated for any other reason, Seller shall be entitled to the entire of the Deposit by retaining or causing Escrow Agent to deliver such Deposit to Seller pursuant to Section 9.4 below. In any situation where escrow or this Agreement is terminated and Purchaser is entitled only to the return of the Refundable Deposit, the Non-Refundable Deposit shall be promptly paid by the Title Company to Seller pursuant to Section 9.4.
9.4    Disbursement of Deposit. If Escrow Agent receives a notice from a party hereunder instructing Escrow Agent to deliver the Refundable Deposit, the Non-Refundable Deposit or the Deposit in its entirety to such party, as applicable, Escrow Agent shall deliver a copy of the notice to the other party within three (3) days after receipt of the notice. If the other party does not object to the delivery of the Refundable Deposit, the Non-Refundable Deposit or the Deposit in its entirety as aforesaid within three (3) business days after receipt of the copy of the notice, Escrow Agent shall, and is hereby authorized to, deliver the Refundable Deposit, the Non-Refundable Deposit or the Deposit in its entirety, as applicable, to the party requesting it pursuant to the notice. Any objection hereunder shall be by written notice setting forth the nature and grounds for the objection and shall be sent to Escrow Agent and to the party requesting the Refundable Deposit, the Non-Refundable Deposit or the Deposit in its entirety, as applicable. Notwithstanding anything herein to the contrary, upon a termination of this Agreement by Purchaser pursuant to Section 5.3 (for any reason other than a Material Title Defect or a Material Environmental Issue), (i) Purchaser’s consent shall not be required for the delivery of the Non-Refundable Deposit to Seller, if applicable, and (ii) subject to Seller’s prior receipt of the Rule 3-14 Reimbursements (as defined in Section 16.22), if applicable, Seller’s consent shall not be required for the return of the Refundable Deposit to Purchaser, if applicable, and Escrow Agent is authorized to promptly pay the Non-Refundable Deposit to Seller and, subject as aforesaid with respect to Seller’s receipt of payment of the Rule 3-14 Reimbursements (if applicable) the Refundable Deposit to Purchaser in the event of such termination without requiring anything further hereunder.
9.5    No Effect on Rights of Parties; Survival. The return of documents and monies as set forth above shall not affect the right of either party to seek such legal or equitable remedies as such party may have under Article X with respect to the enforcement of this Agreement. The obligations under this Article IX shall survive termination of this Agreement.
ARTICLE X

DEFAULT
10.1    Seller’s Remedies. If, for any reason whatsoever (other than the failure of a condition set forth in Section 3.1 and other than a termination of this Agreement pursuant to Section 5.3, Section 10.2, Article XII or Section 13.6), Purchaser fails to complete the acquisition as herein provided, Purchaser shall be in breach of its obligations hereunder and Seller shall be released from any further obligations hereunder. BY INITIALING BELOW, PURCHASER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT OF SUCH A BREACH OF THIS AGREEMENT BY PURCHASER WOULD BE EXTREMELY DIFFICULT OR IMPOSSIBLE TO DETERMINE, THAT THE AMOUNT OF THE DEPOSIT IS THE PARTIES’ BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES SELLER WOULD SUFFER IN THE EVENT THE TRANSACTION PROVIDED FOR IN THIS AGREEMENT FAILS TO CLOSE, AND THAT SUCH ESTIMATE IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT. PURCHASER AND SELLER AGREE THAT SELLER’S RIGHT TO RETAIN THE DEPOSIT SHALL BE THE SOLE REMEDY OF SELLER AT LAW IN THE EVENT OF SUCH A BREACH OF THIS AGREEMENT BY PURCHASER. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION 10.1, IF PURCHASER BRINGS AN ACTION AGAINST SELLER FOR AN ALLEGED BREACH OR DEFAULT BY SELLER OF ITS OBLIGATIONS UNDER THIS AGREEMENT, RECORDS A LIS PENDENS OR OTHERWISE ENJOINS OR RESTRICTS SELLER’S ABILITY TO SELL AND TRANSFER THE PROPERTY OR REFUSES

TO CONSENT TO OR INSTRUCT RELEASE OF THE DEPOSIT TO SELLER IF REQUIRED BY ESCROW AGENT (EACH A “PURCHASER’S ACTION”), SELLER SHALL NOT BE RESTRICTED BY THE PROVISIONS OF THIS SECTION 10.1 FROM BRINGING AN ACTION AGAINST PURCHASER SEEKING EXPUNGEMENT OR RELIEF FROM ANY IMPROPERLY FILED LIS PENDENS, INJUNCTION OR OTHER RESTRAINT, AND/OR RECOVERING FEES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES) WHICH SELLER MAY SUFFER OR INCUR AS A RESULT OF ANY PURCHASER’S ACTION BUT ONLY TO THE EXTENT THAT SELLER IS THE PREVAILING PARTY; AND THE AMOUNT OF ANY SUCH FEES, COSTS AND EXPENSES AWARDED TO SELLER SHALL BE IN ADDITION TO THE LIQUIDATED DAMAGES SET FORTH HEREIN. NOTHING IN THIS AGREEMENT SHALL, HOWEVER, BE DEEMED TO LIMIT PURCHASER’S LIABILITY TO SELLER FOR DAMAGES OR INJUNCTIVE RELIEF FOR BREACH OF PURCHASER’S INDEMNITY OBLIGATIONS UNDER SECTION 5.2.5 ABOVE OR FOR ATTORNEYS’ FEES AND COSTS AS PROVIDED IN SECTION 16.5 BELOW. THE PROVISIONS OF THIS SECTION 10.1 SHALL SURVIVE TERMINATION OF THIS AGREEMENT.
ACCEPTED AND AGREED TO:

Seller    Purchaser
10.2    Purchaser’s Remedies. If the sale is not completed as herein provided solely by reason of any material default of Seller, Purchaser shall be entitled, as its sole and exclusive remedy, either (a) to terminate this Agreement and receive a full refund of the Deposit pursuant to Section 9.3 (by delivering notice to Seller which includes a waiver of any right, title or interest of Purchaser in the Property) and reimbursement by Seller of Purchaser’s actual and documented out-of-pocket third-party costs incurred as part of Purchaser’s due diligence efforts hereunder, subject to a cap of $75,000, or (b) to treat this Agreement as being in full force and effect and pursue only the specific performance of this Agreement, provided that Purchaser must commence any action for specific performance within thirty (30) days after the scheduled Final Closing Date. Purchaser waives any right to pursue any other remedy at law or equity for such default of Seller, including, without limitation, any right to seek, claim or obtain damages (other than for costs under (a) above), punitive damages or consequential damages. In no case shall Seller ever be liable to Purchaser under any statutory, common law, equitable or other theory of law, either prior to or following the Closing, for any lost rents, profits, “benefit of the bargain,” business opportunities or any form of consequential damage in connection with any claim, liability, demand or cause of action in any way or manner relating to the Property, the condition of the Property, this Agreement, or any transaction or matter between the parties contemplated hereunder. Purchaser’s remedies hereunder are in addition to the right to receive the return of the Deposit, subject to Section 9.4, to the extent it is not applied to the Purchase Price in connection with Purchaser’s action for specific performance.
ARTICLE XI

REPRESENTATIONS AND WARRANTIES

11.1    Seller’s Warranties and Representations. The matters set forth in this Section 11.1 constitute representations and warranties by Seller which are now and (subject to matters contained in any notice given pursuant to the next succeeding sentence) shall, in all material respects, at the Closing be true and correct. If Seller has actual knowledge that any of the representations and warranties contained in this Article XI may cease to be true, Seller shall give prompt notice to Purchaser (which notice shall include copies of the instrument, correspondence, or document, if any, upon which Seller’s notice is based). As used in this Section 11.1, the phrase “to the extent of Seller’s actual knowledge” shall mean the actual knowledge of Colin Santos, the asset manager of Advisor responsible for the Property and who is the person affiliated with Seller who has the most knowledge regarding the operations of the Property. There shall be no duty imposed or implied to investigate, inquire, inspect, or audit any such matters, and there shall be no personal liability on the part of such asset manager. To the extent Purchaser has or acquires actual knowledge or is deemed to know prior to the expiration of the Investigation Period that these representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect Purchaser’s knowledge or deemed knowledge. Purchaser shall be deemed to know a representation or warranty is untrue, inaccurate or incorrect if this Agreement or any files, documents, materials, analyses, studies, tests, or reports disclosed or made available to Purchaser prior to the expiration of the Investigation Period contains information which is inconsistent with such representation or warranty.
11.1.1    No Broker. Seller has not engaged or dealt with any broker or finder in connection with the sale contemplated by this Agreement, except CBRE, Inc. (the “Seller’s Broker”). Seller shall pay a brokerage commission to the Seller’s Broker in accordance with a separate agreement. Seller shall indemnify and hold harmless Purchaser from any claims, costs, damages or liabilities (including attorneys’ fees) arising from any breach of the representation contained in this Section 11.1.1 or if the same shall be based on any statement, representation or agreement by Seller with respect to the payment of any brokerage commissions or finder’s fees.
11.1.2    Organization. Seller has been duly formed, validly exists and is in good standing in the jurisdiction of its formation and in the state in which the Property is located.
11.1.3    Power and Authority. Subject to Section 3.2.3, Seller has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and properly executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms.
11.1.4    Proceedings. To the extent of Seller’s actual knowledge, Seller has not received any written notice of any pending or threatened condemnation or similar proceeding affecting any part of the Property.
11.1.5    Contravention. Seller is not prohibited from consummating the transactions contemplated by this Agreement by any law, regulation, agreement, instrument, restriction, order or judgment.

11.1.6    Leases and Contracts. The Leases and Contracts comprise all of the leases and material contracts which will affect the Property on and after the Closing. To the extent of Seller’s actual knowledge, there is no material default on the part of Seller under the Leases and Contracts which has not remedied in all material respects.
11.1.7    Compliance. To the extent of Seller’s actual knowledge, Seller has not received written notice from any governmental authority that the Property is not in material compliance with all applicable laws (including, without limitation, any environmental law), except for such failures to comply, if any, which have been remedied in all material respects. Seller shall promptly notify Purchaser if Seller receives after the date of this Agreement and prior to Closing any written notice that the Property is in material violation of any applicable law that is not remedied in all material respects prior to Closing.
11.1.8    Employees. Seller has no employees on-site at the Property providing on-site services to the Property and all such services are performed by Seller’s manager of the Property.
11.1.9    Litigation. To the extent of Seller’s actual knowledge, and except for tenant eviction and rent collection matters, there is no material litigation affecting the Property or Seller (being the entity named as “Seller” on this Agreement and this representation does not extend to any other entity related directly or indirectly to Seller), which litigation is not covered by insurance (subject to reasonable deductibles). Seller shall promptly notify Purchaser if Seller receives any written notice after the date of this Agreement and prior to Closing of a material litigation affecting the Property which is not covered by insurance (subject to reasonable deductibles).
11.1.10    Prohibited Persons and Transactions. Neither Seller nor any of its affiliates, nor to Seller’s knowledge any of their respective partners, members, shareholders or other equity owners, and to Seller’s knowledge none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (defined below) (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.
11.1.11    Rent Roll and Operating Statements. A current rent roll for the Property (as of the date of this Agreement and which will be updated for Closing) used in the ordinary course of Seller’s business (the “Rent Roll”) is attached hereto at Schedule B. The Rent Roll and operating statements provided by Seller to Purchaser are the same in all material respects as those used and relied upon by Seller in the ordinary course of Seller’s operation of the Property, and, to the extent of Seller’s actual knowledge, are true and correct in all material respects.

11.1.12    Personal Property. Except for any item leased pursuant to a Service Contract or as otherwise shown on the Title Report, Seller has not assigned, transferred, pledged or encumbered its interest in the Personal Property, other than in connection with the Mortgage Loans.
11.2    Purchaser’s Warranties and Representations. The matters set forth in this Section 11.2 constitute representations, warranties and covenants by Purchaser which are now and shall, at the Closing, be true and correct.
11.2.1    No Broker. Except for Seller’s Broker, Purchaser has not engaged or dealt with any broker or finder in connection with the sale contemplated by this Agreement. Purchaser shall indemnify and hold harmless Seller and Advisor from any claims, costs, damages or liabilities (including attorneys’ fees) arising from any breach of the representation contained in this Section 11.2.1 or if the same shall be based on any statement, representation or agreement by Purchaser with respect to the payment of any brokerage commissions or finder’s fees.
11.2.2    Power and Authority. Purchaser has the legal power, right and authority to enter into this Agreement and, as of Closing, will have obtained any and all consents required to consummate or cause to be consummated the transactions contemplated hereby.
11.2.3    Independent Investigation. The consummation of this transaction shall constitute Purchaser’s acknowledgment that it has independently inspected and investigated the Property and has made and entered into this Agreement based upon such inspection and investigation and its own examination of the condition of the Property.
11.2.4    Purchaser Reliance. Purchaser is experienced in and knowledgeable about the ownership and management of real estate, and it has relied and will rely exclusively on its own consultants, advisors, counsel, employees, agents, principals and/or studies, investigations and/or inspections with respect to the Property, its condition, value and potential. Purchaser agrees that, notwithstanding the fact that it has received certain information from Seller or its agents or consultants, Purchaser has relied solely upon and will continue to rely solely upon its own analysis and will not rely on any information provided by Seller or its agents or consultants, except as expressly set forth in Section 11.1.
11.2.5    ERISA. Purchaser represents, warrants and covenants that it is not using the assets of any (a) ”employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), (b) ”plan” (within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) or (c) entity whose underlying assets include “plan assets” by reason of a plan’s investment in such entity, to fund its purchase of the Property under this Agreement.
11.2.6    Prohibited Persons and Transactions. Neither Purchaser nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under OFAC (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.
11.3    No Other Warranties and Representations. EXCEPT FOR (i) THE REPRESENTATIONS EXPRESSLY PROVIDED BY SELLER IN THIS ARTICLE 11, (ii) THE WARRANTY OF TITLE INCLUDED IN THE DEED, AND, (iii) DURING THE PENDENCY OF THIS AGREEMENT, BUT ONLY DURING THE PENDENCY OF THIS AGREEMENT, THE COVENANTS INCLUDED IN THIS AGREEMENT, PURCHASER AGREES (I) THAT IT IS PURCHASING THE PROPERTY ON AN “AS-IS, WHERE-IS” AND “WITH ALL FAULTS” BASIS AND BASED EXCLUSIVELY ON ITS OWN EXPERTISE AND THAT OF PURCHASER’S CONSULTANTS AND/OR ON ITS OWN INVESTIGATION AND EXAMINATION OF THE PROPERTY, (II) THAT NEITHER SELLER NOR SELLER’S EMPLOYEES, OFFICERS, DIRECTORS, TRUSTEES, PRINCIPALS, AGENTS, CONSULTANTS, AFFILIATES, PARENTS, BROKERS, PROPERTY MANAGERS, ASSET MANAGERS, ATTORNEYS, CONTRACTORS, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS (COLLECTIVELY, “REPRESENTATIVES”) HAVE MADE, AND SELLER AND SELLER’S REPRESENTATIVES DO NOT MAKE AND SPECIFICALLY NEGATE AND DISCLAIM ANY WARRANTY, REPRESENTATION, COVENANT, AGREEMENT OR GUARANTEE OF ANY KIND OR CHARACTER WHETHER EXPRESS, IMPLIED OR STATUTORY, WRITTEN OR ORAL, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO ANY MATTER PERTAINING TO THE PROPERTY INCLUDING WITHOUT LIMITATION: (A) THE VALUE OF PROPERTY; (B) ANY INCOME TO BE DERIVED FROM THE PROPERTY; (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, INCLUDING THE POSSIBILITIES FOR FUTURE DEVELOPMENT OF THE PROPERTY; (D) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (E) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR ON THE PROPERTY; (F) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, WATER, WATER RIGHTS, SOIL, OR GEOLOGICAL CONDITIONS; (G) THE COMPLIANCE OF OR BY SELLER, THE PROPERTY, OR ITS OPERATION WITH ANY CODES, LAWS, RULES, ORDINANCES, REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY INCLUDING WITHOUT LIMITATION ANY APPLICABLE ZONING OR BUILDING REQUIREMENTS; (H) THE NATURE, MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS INCORPORATED INTO THE PROPERTY INCLUDING, WITHOUT LIMITATION, ANY LATENT OR PATENT DEFECTS; (I) THE DESIGN OF THE PROPERTY, INCLUDING WITHOUT LIMITATION THE SPECIFICATION OF ANY MATERIALS OR PRODUCTS INCORPORATED INTO OR

USED IN CONNECTION WITH THE CONSTRUCTION OF THE PROPERTY; (J) COMPLIANCE WITH ANY ENVIRONMENTAL, HEALTH, SAFETY OR LAND USE LAWS, RULES, REGULATIONS, ORDERS, CODES OR REQUIREMENTS, INCLUDING, BUT NOT LIMITED TO, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FEDERAL WATER POLLUTION CONTROL ACT, THE FEDERAL RESOURCE CONSERVATION AND RECOVERY ACT, THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 CFR, PART 261, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED (“CERCLA”), THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, THE CLEAN WATER ACT, THE SAFE DRINKING WATER ACT, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, THE TOXIC SUBSTANCE CONTROL ACT, AND REGULATIONS PROMULGATED UNDER ANY OF THE FOREGOING (COLLECTIVELY, “ENVIRONMENTAL LAWS”); (K) THE PRESENCE OR ABSENCE OF “HAZARDOUS MATERIALS” (AS DEFINED BELOW) AT, ON, OR UNDER THE PROPERTY OR ANY PROPERTY NEAR OR ADJACENT TO THE PROPERTY; (L) THE PRESENCE OR ABSENCE OF ANY UNDERGROUND STORAGE TANKS ON THE PROPERTY OR ON PROPERTY ADJACENT TO OR NEAR THE PROPERTY; (M) THE CONTENT, COMPLETENESS OR ACCURACY OF ANY OF THE PROPERTY INFORMATION (AND ANY OTHER DOCUMENTS AND INFORMATION GIVEN TO OR REVIEWED BY PURCHASER), THE OFFERING, IF ANY, PREPARED BY ANY BROKER, OR ANY OTHER MATERIALS RELATED TO PURCHASER’S INSPECTION OF THE PROPERTY, OR ANY PRELIMINARY REPORTS, TITLE COMMITMENTS, OR OTHER REPORTS OR DOCUMENTS REGARDING TITLE TO THE PROPERTY; (N) THE TENANT OCCUPANCY LEVEL AT THE PROPERTY; (O) DEFICIENCY OF ANY UNDERSHORING; (P) DEFICIENCY OF ANY DRAINAGE; (Q) THE FACT THAT ALL OR A PORTION OF THE PROPERTY MAY BE LOCATED IN OR NEAR ANY FLOOD AREA OR ZONE OR WETLANDS; (R) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY (PURCHASER IS SOLELY RESPONSIBLE FOR OBTAINING ANY CERTIFICATION OF OCCUPANCY OR ANY OTHER APPROVAL OR PERMIT NECESSARY FOR TRANSFER OR OCCUPANCY OF THE PROPERTY); (S) THE SQUARE FOOTAGE OF THE PROPERTY OR THE CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE PROPERTY, INCLUDING ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN PROVIDED TO PURCHASER; AND (T) ANY OTHER MATTER RELATING TO THE PROPERTY OR TO THE DEVELOPMENT OR OPERATION OF THE PROPERTY. AS USED HEREIN, THE TERM “HAZARDOUS MATERIALS” SHALL MEAN ANY HAZARDOUS OR TOXIC MATERIALS, SUBSTANCES OR WASTES THAT ARE OR BECOME REGULATED BY ANY FEDERAL, STATE OR LOCAL GOVERNMENTAL AUTHORITY, INCLUDING, WITHOUT LIMITATION, (i) SUBSTANCES DEFINED AS “HAZARDOUS SUBSTANCES,” “HAZARDOUS MATERIALS” OR “TOXIC SUBSTANCES” IN ANY ENVIRONMENTAL LAWS; (ii) ANY MATERIALS, SUBSTANCES OR WASTES WHICH ARE TOXIC, IGNITABLE, RADIOACTIVE, CORROSIVE OR REACTIVE AND WHICH ARE REGULATED BY ANY STATE OR LOCAL GOVERNMENTAL AUTHORITY OR ANY

AGENCY OF THE UNITED STATES OF AMERICA; (iii) ASBESTOS, MOLD, FUNGI, PETROLEUM AND PETROLEUM BASED PRODUCTS, UREA FORMALDEHYDE FOAM INSULATION, POLYCHLORINATED BIPHENYLS (PCBS), AND FREON AND OTHER CHLOROFLUOROCARBONS; AND (iv) THOSE SUBSTANCES DEFINED AS ANY OF THE FOREGOING IN THE REGULATIONS ADOPTED AND PUBLICATIONS PROMULGATED PURSUANT TO EACH OF THE AFORESAID LAWS. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE “AS-IS,” “WHERE-IS” NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY AND PURCHASER’S AGREEMENT TO PURCHASE THE PROPERTY “AS-IS” IS A MATERIAL INDUCEMENT TO SELLER TO AGREE TO SELL THE PROPERTY AT THE PURCHASE PRICE PROVIDED HEREIN. IN ADDITION, PURCHASER ACKNOWLEDGES THAT SELLER SHALL HAVE NO OBLIGATION TO CLOSE ANY OPEN OR EXPIRED PERMITS OR BRING THE PROPERTY INTO COMPLIANCE UNDER ANY APPLICABLE LEGAL REQUIREMENT, INCLUDING, WITHOUT LIMITATION, ANY CODE AND FIRE REGULATIONS OR VIOLATIONS.
WITHOUT LIMITING THE FOREGOING AND SUBJECT SOLELY TO (i) THE SELLER’S REPRESENTATIONS IN PARAGRAPH 11.2 ABOVE, (ii) THE WARRANTY OF TITLE INCLUDED IN THE DEED, AND, (iii) DURING THE PENDENCY OF THIS AGREEMENT, BUT ONLY DURING THE PENDENCY OF THIS AGREEMENT, THE COVENANTS INCLUDED IN THIS AGREEMENT, PURCHASER, FOR ITSELF AND ITS AGENTS, PARENTS, AFFILIATES, SUCCESSORS AND ASSIGNS, WAIVES ITS RIGHT TO RECOVER FROM AND RELEASES AND FOREVER DISCHARGES SELLER AND SELLER’S REPRESENTATIVES FROM ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, PENALTIES, FINES, LIENS, JUDGMENTS, COSTS OR EXPENSES (INCLUDING WITHOUT LIMITATION ATTORNEY FEES AND DISBURSEMENTS) WHATSOEVER (COLLECTIVELY “CLAIMS”) WHETHER AT LAW OR IN EQUITY, WHETHER KNOWN OR UNKNOWN AT THE TIME OF THIS AGREEMENT, WHICH PURCHASER HAS OR MAY HAVE IN THE FUTURE, ARISING OUT OF THE PHYSICAL (INCLUDING WITHOUT LIMITATION, DESIGN AND CONSTRUCTION DEFECTS), ENVIRONMENTAL, HEALTH, SAFETY, ECONOMIC OR LEGAL CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ALL CLAIMS IN TORT OR CONTRACT AND ANY CLAIM FOR INDEMNIFICATION OR CONTRIBUTION ARISING UNDER ANY ENVIRONMENTAL LAWS OR ANY SIMILAR FEDERAL, STATE OR LOCAL STATUTE, RULE OR REGULATION (INCLUDING ANY SUBSEQUENT AMENDMENT OR ADDITION THERETO AND JUDICIAL INTERPRETATIONS THEREOF). PURCHASER, FOR ITSELF AND ITS AGENTS, AFFILIATES, PARENTS, SUCCESSORS AND ASSIGNS UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER AND SELLER’S REPRESENTATIVES FROM AND AGAINST ANY AND ALL MATTERS AFFECTING THE PROPERTY. PURCHASER ACKNOWLEDGES THAT PURCHASER HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF PURCHASER’S SELECTION AND PURCHASER IS GRANTING THIS WAIVER AND RELEASE OF ITS OWN VOLITION AND AFTER CONSULTATION WITH PURCHASER’S COUNSEL.

CONSISTENT WITH THE FOREGOING, PURCHASER ACKNOWLEDGES THAT THE PROPERTY IS CURRENTLY BEING OPERATED BY SELLER AS AN APARTMENT COMPLEX AND WAS NOT DESIGNED, ENGINEERED, CONSTRUCTED, DEVELOPED OR SOLD TO BE A CONDOMINIUM COMPLEX. AND IF, AT ANY TIME AFTER THE FINAL CLOSING DATE ALL OR ANY PORTION OF THE PROPERTY IS CONVERTED TO OR SOLD AS A CONDOMINIUM UNIT OR PROJECT, A COMMON INTEREST DEVELOPMENT OR ANY SIMILAR FORM OF OWNERSHIP BY PURCHASER OR AN AFFILIATE OF PURCHASER, THEN IN SUCH EVENT PURCHASER SHALL INDEMNIFY, DEFEND, AND HOLD SELLER AND SELLER’S REPRESENTATIVES HARMLESS FROM AND AGAINST ALL CLAIMS OR DISPUTES, INCLUDING WITHOUT LIMITATION, THOSE THAT ALLEGE NEGLIGENCE OR OTHER TORTIOUS CONDUCT, MISREPRESENTATION, BREACH OF CONTRACT OR BREACH OF WARRANTIES RELATED TO THE PROPERTY’S (A) FITNESS FOR ANY PARTICULAR PURPOSE, (B) HABITABILITY OR MERCHANTABILITY, (C) DESIGN OR CONSTRUCTION INCLUDING WITHOUT LIMITATION SOIL CONDITIONS, GRADING, SPECIFICATIONS AND INSTALLATION OR ANY IMPROVEMENTS, (D) QUALITY, (E) CONDITION, (F) COMPLIANCE WITH PLANS, DRAWINGS OR SPECIFICATIONS, (G) EXISTENCE OF DEFECTS, LATENT OR PATENT, (H) EXISTENCE OF HAZARDOUS MATERIALS OR TOXIC SUBSTANCES, INCLUDING WITHOUT LIMITATION, LEAD PAINT, ASBESTOS, AND TOXIC AND OTHER MOLD ON, UNDER OR ABOUT THE PROPERTY OR THE ADJOINING OR NEIGHBORING PROPERTY, (I) EXISTENCE OF FAULTS, (J) FLOODING, OR (K) COMPLIANCE WITH LAWS AND REGULATIONS INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LAWS ASSERTED BY ANY THIRD PARTIES INCLUDING WITHOUT LIMITATION ANY SUBSEQUENT OWNERS OF THE PROPERTY AND ANY ASSOCIATION OF OWNERS OF THE PROPERTY AND WILL REIMBURSE SELLER AND SELLER’S REPRESENTATIVES FOR ANY REASONABLE EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES AND COSTS AND EXPERT WITNESS FEES AND COSTS) INCURRED OR THAT MAY BE INCURRED BY SELLER AND SELLER’S REPRESENTATIVES AS A RESULT OF ANY SUCH CLAIMS OR DISPUTES ASSERTED BY THIRD PARTIES. AN ASSIGNMENT BY PURCHASER SHALL NOT RELEASE IT OF ITS OBLIGATIONS HEREUNDER TO INDEMNIFY, DEFEND AND HOLD HARMLESS SELLER AND SELLER’S REPRESENTATIVES.

Purchaser’s Initials
THE AGREEMENT OF PURCHASER SET FORTH IN THIS SECTION 11.3 SHALL BE DEEMED TO BE AFFIRMED AS OF THE CLOSING AND THE PROVISIONS OF THIS SECTION 11.3 SHALL SURVIVE INDEFINITELY THE CLOSING OR EARLIER TERMINATION OF THIS AGREEMENT AND SHALL NOT BE MERGED INTO THE DEED OR OTHER CLOSING DOCUMENTS; PROVIDED, HOWEVER, THAT THE PROVISIONS OF THIS SECTION 11.3 SHALL NOT AFFECT PURCHASER’S RIGHTS PURSUANT TO SECTION 16.8 OF THIS AGREEMENT, IF AND AS APPLICABLE. ADDITIONALLY,

DURING THE PENDENCY OF THIS AGREEMENT, THE PROVISIONS OF THIS SECTION 11.3 DO NOT AFFECT THE COVENANTS OF SELLER INCLUDED IN THIS AGREEMENT NOR THE PERFORMANCE OF SELLER OF SUCH COVENANTS.
11.3.1    No Environmental Representations. Subject to the representation and warranty of Seller set forth in Section 11.1.7, Seller makes no representations or warranties as to whether the Property contains asbestos, radon or any hazardous materials or harmful or toxic substances, or pertaining to the extent, location or nature of same, if any. Further, to the extent that Seller has provided to Purchaser information from any inspection, engineering or environmental reports concerning asbestos, radon or any hazardous materials or harmful or toxic substances, Seller makes no representations or warranties with respect to the accuracy or completeness, methodology of preparation or otherwise concerning the contents of such reports.
11.3.2    Release of Claims. Subject to the express provisions hereof, Purchaser acknowledges and agrees that Seller makes no representation or warranty as to, and Purchaser, for itself, its successors and assigns, hereby waives and releases Seller from any present or future claims, at law or in equity, whether known or unknown, foreseeable or otherwise, arising from or relating to, the Property, this Agreement or the transactions contemplated hereby, including without limitation the presence or alleged presence of asbestos, radon or any hazardous materials or harmful or toxic substances in, on, under or about the Property, including without limitation any claims under or on account of (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as the same may have been or may be amended from time to time, and similar state statutes, and any regulations promulgated thereunder, (b) any other federal, state or local law, ordinance, rule or regulation, now or hereafter in effect, that deals with or otherwise in any manner relates to, environmental matters of any kind, (c) this Agreement, or (d) the common law. Purchaser hereby specifically acknowledges that Purchaser has carefully reviewed this Section 11.3.2 and has discussed its import with legal counsel and that the provisions of this Section 11.3.2 are a material part of this Agreement. This Section 11.3.2 shall survive the Closing forever.
ARTICLE XII

CASUALTY AND CONDEMNATION
Promptly upon learning thereof, Seller shall give Purchaser written notice of any condemnation, damage or destruction of the Property occurring prior to the Closing. If prior to the Closing all or a material portion of the Property is condemned, damaged or destroyed by an insured casualty, Purchaser shall have the option of either (a) applying the proceeds of any condemnation award or payment under any insurance policies (other than business interruption or rental loss insurance for the period prior to the Closing Date) toward the payment of the Purchase Price to the extent such condemnation awards or insurance payments have been received by Seller, receiving from Seller an amount equal to any applicable deductible under any such insurance policy and receiving an assignment from Seller of Seller’s right, title and interest in any such awards or insurance payments not theretofore received by Seller and to any business interruption or rental loss insurance for the period after the Closing Date, or (b) terminating this Agreement by delivering written notice of such termination to Seller and Escrow Agent within ten (10) days after Purchaser has received written notice from Seller of such material condemnation, damage or destruction. If, prior to the Closing, a portion of the Property is condemned, damaged or destroyed and such portion is not a material portion of the Property, the proceeds of any condemnation award or insurance payment and any applicable deductible under any insurance policies shall be applied toward the payment of the Purchase Price to the extent such condemnation awards or insurance payments have been received by Seller and Seller shall assign to Purchaser all of Seller’s right, title and interest in any unpaid awards or payments and to any business interruption or rental loss insurance for the period after the Closing Date.
For purposes of this Article XII, the term “material portion” shall mean (i) with respect to a casualty event, damage for which the estimated cost to repair or restore the Property exceeds an amount equal to two percent (2%) of the Purchase Price (as reasonably estimated by an engineer or contractor engaged by Seller and reasonably acceptable to Purchaser (an “Approved Engineer/Contractor”)), and/or (ii) with respect to a condemnation event, a condemnation for which the condemnation award is or will be greater than an amount equal to two percent (2%) of the Purchase Price or if such condemnation has a material and adverse effect upon the use or operation of the Property (including, the loss of reasonable access to the Property, or a material reduction in the number of parking spaces or the loss of a material number of bedroom units).
Notwithstanding the foregoing, if all or any portion of the damage or destruction arises out of an uninsured risk which requires repairs to the Property reasonably estimated by an Approved Engineer/Contractor to cost greater than $250,000.00 (“Material Uninsured Damage”), Purchaser shall elect, by written notice within ten (10) days after receiving a written notice from Seller notifying Purchaser of the occurrence of the Material Uninsured Damage either to terminate this Agreement or to close the transaction contemplated hereby with a repair credit against the Purchase Price equal to $250,000.00. Seller in its sole and absolute discretion may, within five (5) days of receipt of Purchaser’s termination notice, elect to revoke such Purchaser termination by providing an increased credit to cover the actual cost of the Material Uninsured Damage as reasonably estimated by an Approved Engineer/Contractor, less any repair costs actually incurred by Seller prior to Closing. If all or any portion of the damage or destruction arises out of an uninsured risk which requires repairs to the Property reasonably estimated by an Approved Engineer/Contractor to cost less than $250,000, Seller and Purchaser shall close the transaction contemplated hereby with a credit against the Purchase Price equal to the costs of repairing the Property, as reasonably estimated by an Approved Engineer/Contractor, less any repair costs actually incurred by Seller prior to Closing.
ARTICLE XIII

CONDUCT PRIOR TO CLOSING
13.1    Conduct. From and after the date hereof, Seller shall operate the Property in accordance with its standard business procedures.
13.2    Actions Prohibited. Seller shall not, without the prior written approval of Purchaser, which approval will not be unreasonably withheld or delayed:

(a)    make any material structural alterations or additions to the Property except as (i) in the ordinary course of operating the Property, (ii) required for maintenance and repair, (iii) required by any of the Leases or the Contracts or (iv) required by this Agreement;
(b)    except as required by law, sell, transfer, encumber or change the status of title of all or any portion of the Property, provided however that tangible items included in the Personal Property shall be subject to reasonable wear and tear and to depletions, replacements and additions in the ordinary course of Seller’s business;
(c)    change or attempt to change, directly or indirectly, the current zoning of the Real Property in a manner materially adverse to it; or
(d)    cancel, amend or modify, in a manner materially adverse to the Property, any license or permit held by Seller with respect to the Property or any part thereof which would be binding upon Purchaser after the Closing.
13.3    Modification of Existing Leases and Contracts. Prior to the expiration of the Investigation Period, Seller may cancel, amend and modify any of the Leases and any of the Contracts, provided notice is given to Purchaser within five (5) business days after such action and in any event at least two (2) business days prior to the expiration of the Investigation Period. After the expiration of the Investigation Period, Seller may not cancel, amend, or modify any material Contracts or Leases, in a manner binding upon Purchaser after the Closing, unless Seller gives Purchaser notice within five (5) business days after such action and provided such action is (a) in the ordinary course of operating the Property, or (b) required by any of the Leases or any of the Contracts.
13.4    New Leases and Contracts. Prior to the expiration of the Investigation Period, Seller may enter into any new lease or contract affecting the Property, or any part thereof, provided notice is given to Purchaser within five (5) business days after such action and in any event at least two (2) business days prior to the expiration of the Investigation Period. After the expiration of the Investigation Period, Seller may not enter into any new lease or contract without Purchaser’s consent, which consent will not be unreasonably withheld or delayed and shall not be required for any leases for a term (with renewals) of one year or less so long as such leases are executed and delivered on Seller’s then standard lease form at then market rates in the ordinary course of Seller’s business. Notwithstanding the preceding sentence, after the expiration of the Investigation Period, Seller may enter into any new contracts without Purchaser’s consent if doing so is in the ordinary course of operating the Property and the contract (a) will not be binding on Purchaser or (b) is cancelable on thirty (30) days or less notice without penalty or premium.
If Seller shall request Purchaser’s approval to any of the foregoing matters, Purchaser shall have five (5) days from its receipt of such request to give Seller notice of its approval or disapproval of such matter. If Purchaser does not give such notice, such matter shall be deemed approved by Purchaser.

13.5    Confidentiality. Purchaser shall, prior to the Closing, maintain the confidentiality of this sale and purchase and shall not, except as required by law or governmental regulation applicable to Purchaser, disclose the terms of this Agreement or of such sale and purchase to any third parties whomsoever other than investors or prospective investors in Purchaser or, Escrow Agent, the Title Company and such other persons whose assistance is required in carrying out the terms of this Agreement; notwithstanding the foregoing, Purchaser shall not disclose to investors or prospective investors the name of Seller, Advisor or any of their affiliates without the prior written consent of Seller, which consent may be withheld in Seller’s sole and absolute discretion. Purchaser shall not at any time issue a press release or otherwise communicate with media representatives regarding this sale and purchase unless such release or communication has received the prior written approval of Seller, and Seller shall not unreasonably withhold such consent provided that such press release does not disclose the identity or involvement of Seller, Advisor or the Purchase Price. Purchaser agrees that all documents and information regarding the Property of whatsoever nature made available to it by Seller or Seller’s agents and the results of all tests and studies of the Property (collectively, the “Proprietary Information”) are confidential and Purchaser shall not disclose any Proprietary Information to any other person except those assisting it with the analysis of the Property, and only after procuring such person’s agreement to abide by these confidentiality restrictions. This Section 13.5 shall survive the Closing or termination of this Agreement.
13.6    Right to Cure. If (i) any Material Title Defect shall first arise or occur after Purchaser notifies Seller of its Title Objections pursuant to Section 5.3.1 and prior to the Closing, or (ii) a Material Environmental Issue shall first arise or occur after the expiration of the Investigation Period and prior to the Closing, or (iii) a material breach by Seller of a representation or warranty shall occur prior to Closing (each a “New Objection”), Seller may elect, by written notice to Purchaser given no later than two (2) business days after receipt of Purchaser’s written notice, to cure such New Objection (and in the case of a Material Title Defect such cure may be effected by causing it to be removed, insured over or bonded by the Title Company (without additional cost to Purchaser or where Seller pays such cost for Purchaser) provided the same is acceptable to Purchaser’s lender and otherwise reasonably acceptable to Purchaser) and Seller may adjourn the Closing for up to seven (7) days to do so. Seller’s failure to notify Purchaser within such two (2) business day period shall be deemed an election by Seller not to cure the New Objection. If Seller fails to cure the New Objection within such seven (7) day period, or notifies or is deemed to have notified Purchaser that Seller shall not cure such New Objection, Purchaser shall have until the fifth (5th) day after the expiration of such seven (7) day period, or two (2) business day period, as applicable: (i) to terminate this Agreement and the Deposit shall be disbursed under Section 9.3 and Section 9.4, or (ii) to waive such New Objection and proceed to Closing without any abatement or reduction in the Purchase Price on account of such New Objection. Nothing contained in this Section 13.6 shall require Seller to cure any New Objection or to incur any liability or expense to do so, except for the Mandatory Cure Items.
ARTICLE XIV

NOTICES

(a)    Subject to Section 14(c) below, all notices and other communications provided for herein shall be in writing and shall be delivered either by hand, by overnight courier service, by certified or registered mail, by telefacsimile or by email (in portable document format (“pdf”) or tagged image file format (“TIFF”)) as follows:
If to Purchaser, to:
Resource Apartment OP III, LP
c/o Resource Real Estate, LLC
1845 Walnut Street, 18th Floor
Philadelphia, PA 19103
Attention: Louis Leeds
Email: lleeds@resourcerei.com
with a copy to:
Resource Real Estate, LLC
1845 Walnut Street, 18th Floor
Philadelphia, PA 19103
Attention: Aldie Jennings Loubier
Email: aloubier@resourcerei.com
If to Seller, to:
Matthews Reserve II, LLC
c/o McDowell Properties
44 Montgomery Street, Suite 2090
San Francisco, California 94104
Attention: Kenneth Lee and Brittany Burckhard
Facsimile: (415) 788-1607
Email: klee@mcdprop.com and bburckhard@mcdprop.com
and
National Property REIT Corp.
1389 Center Drive
Park City, UT 84098
Attention: Curtis Holder
Facsimile: (435) 200-0025
Email: cholder@npreitcorp.com

with a copy to:
Prospect Capital Corporation
10 East 40th Street, 42nd Floor
New York, New York 10016
Attention: General Counsel and Theodore V. Fowler
Facsimile: (212) 448-9652
E-mail:     fax@prospectstreet.com
pl@prospectstreet.com
pacct@prospectstreet.com
PREIT@prospectstreet.com
tfowler@prospectstreet.com
with a copy to:
Locke Lord LLP
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201
Attention:  Paula G. Lynch-Griffith
Facsimile: (214) 756-8793
Email:  plynch-griffith@lockelord.com
If to Escrow Agent, to:
Republic Title of Texas, Inc.
2626 Howell Street, 10th Floor
Dallas, Texas 75204
Attention: Nancy Colaluca
Facsimile: (972) 516-2506
Email: ncolaluca@republictitle.com
(b)    Any party hereto may change its address, facsimile number or email address for notices and other communications hereunder by notice to all of the other parties hereto in accordance with Section 14(a) above.
(c)    All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (i) in the case of notices and other communications delivered by hand or overnight courier service, upon actual receipt thereof, (ii) in the case of notices and other communications delivered by certified or registered mail, upon the earlier of actual delivery and the third business day after the date deposited in the U.S. mail with postage prepaid and properly addressed, provided, that no notice or communication to any party hereto pursuant to this sub‑clause (ii) shall be effective until actually received by such party, and (iii) in the case of notices and other communications delivered by telefacsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the telefacsimile was sent indicating that the telefacsimile was sent in its entirety to the recipient’s telefacsimile number and (iv) in the case of notices and other communications delivered by email, upon receipt by the sender of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, a return email or other written acknowledgement), provided, that no notice or communication to any party hereto pursuant to this sub‑clause (iv) shall be effective until receipt by the sender of written confirmation of receipt affirmatively initiated by such party; provided, however, that in each case, if a notice or other communication would be deemed to have been given in accordance with the foregoing at any time other than during the recipient’s normal business hours on a business day for such recipient, such notice or other communication shall be deemed given on the next succeeding business day for such recipient; and provided, further, that no notice to Seller shall be effective until delivered by at least two, not one, of the methods described in sub‑clauses (i) through (iv) above.
(d)    Each of the parties hereto acknowledges and agrees that the use of electronic transmission in general, and email in particular, is not necessarily secure and that there are risks associated with the use thereof, including risks of interception, disclosure and abuse, and each indicates it assumes and accepts such risks by hereby authorizing the use of electronic transmission.
ARTICLE XV

TRANSFER OF POSSESSION
15.1    Transfer of Possession. Possession of the Property shall be transferred to Purchaser at the time of Closing subject to the Permitted Encumbrances.
15.2    Delivery of Documents at Closing. At the time of Closing, Seller shall make available at the Property originals or copies of any additional non-proprietary documents, instruments or records in the possession of Seller which are necessary for the ownership and operation of the Property.
ARTICLE XVI

GENERAL PROVISIONS
16.1    Captions. Captions in this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement or any of the terms hereof.
16.2    Exhibits. All exhibits referred to herein and attached hereto are a part hereof.
16.3    Entire Agreement. This Agreement contains the entire agreement between the parties relating to the transaction contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein.

16.4    Modification. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in the form of a formal written instrument (and not an email or series of emails) signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.
16.5    Attorneys’ Fees. Should any party hereto employ an attorney for the purpose of enforcing or construing this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all reasonable attorneys’ fees and all costs, whether incurred at the trial or appellate level, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees and the cost of any bonds, whether taxable or not, and such reimbursement shall be included in any judgment, decree or final order issued in that proceeding. The “prevailing party” means the party in whose favor a judgment, decree, or final order is rendered.
16.6    Governing Law; Consent to Jurisdiction. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF NORTH CAROLINA SHALL REQUIRE VENUE IN THE STATE OF NORTH CAROLINA (IN WHICH EVENT, VENUE SHALL BE MECKLENBURG COUNTY, NORTH CAROLINA), THE PARTIES AGREE THAT VENUE FOR ANY DISPUTE UNDER THIS AGREEMENT SHALL BE IN NEW CASTLE COUNTY, DELAWARE AND THE PARTIES WAIVE THE RIGHT TO SUE OR BE SUED ELSEWHERE.
16.7    Time of Essence. Time is of the essence to this Agreement and to all dates and time periods set forth herein.
16.8    Survival of Warranties. Only those warranties and representations contained in Sections 11.1 and 11.2 and the provisions of Section 11.3 shall survive the Closing, the delivery of the Deed and the payment of the Purchase Price, provided that (a) such representations and warranties (but not such provisions) shall cease and terminate six (6) months after the date of Closing, except in respect of any representation or warranty as to which Purchaser or Seller, as the case may be, shall have commenced, on or before such six (6) month anniversary, a legal proceeding based on the breach thereof as of the date of Closing, and then only for so long as such proceeding shall continue and limited to the breach therein claimed, (b) Seller shall have no liability to Purchaser with respect thereto unless and until the damages suffered by Purchaser as a result thereof shall equal or exceed $50,000.00 in the aggregate, and (c) the maximum total liability for which Seller shall be responsible with respect to all representations and warranties shall not exceed the Maximum Liability Cap in the aggregate. Unless otherwise expressly herein stated to survive, all other representations, covenants, indemnities, conditions and agreements contained herein shall merge into and be superseded by the various documents executed and delivered at Closing and shall not survive the Closing. Seller shall have no liability to Purchaser after Closing for any matter disclosed by Seller or learned by Purchaser prior to Closing.

16.9    Assignment by Purchaser. Purchaser may not assign its rights under this Agreement; provided, however, that Purchaser may assign this Agreement to an Affiliate at Closing by providing written notice to Seller no less than ten (10) days before the Pre-Closing Date. For the purposes of this Section 16.9, the term “Affiliate” means: (i) an entity that directly or indirectly controls, is controlled by or is under common control with the Purchaser, or (ii) an entity at least a majority of whose economic interest is owned by Purchaser; and the term “control” means the power to direct the management of such entity through voting rights, ownership or contractual obligations. No assignment shall relieve the assignor of any obligation under this Agreement.
16.10    Severability. If any term, covenant, condition, provision or agreement herein contained is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the fact that such term, covenant, condition, provision or agreement is invalid, void or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, provision or agreement herein contained.
16.11    Successors and Assigns; No Third Party Beneficiaries. All terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns (subject to Section 16.9). Notwithstanding anything to the contrary contained herein, no provision of this Agreement is intended to benefit any party other than Seller and Purchaser and their successors and permitted assigns, and no provision hereof shall be enforceable by any other party.
16.12    Interpretation. Seller and Purchaser acknowledge each to the other that both they and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.
16.13    Counterparts: Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement. Signatures to this Agreement transmitted by electronic transmission (pdf) shall be valid and effective to bind the party so signing. Each party to this Agreement shall be bound by its own electronically transmitted signature and shall accept the electronically transmitted signature of the other party to this Agreement.
16.14    Recordation. This Agreement may not be recorded and any attempt to do so shall be of no effect whatsoever.
16.15    Limitation on Liability. In any action brought to enforce the obligations of Seller under this Agreement or any other document delivered in connection herewith, the judgment or decree shall be subject to the provisions of Section 16.8 and shall, otherwise in any event, be enforceable against Seller only up to an amount not to exceed FIVE HUNDRED SEVEN THOUSAND AND NO/100 DOLLARS ($507,000.00) (“Maximum Liability Cap”). In connection with this Agreement, Advisor is acting as the investment adviser to Seller and shall not have any individual liability hereunder. No shareholder, officer, employee or agent of or consultant to Advisor or of or to Seller shall be held to any personal liability hereunder, and no resort shall be had to their property or assets, or the property or assets of Advisor or of Seller for the satisfaction of any claims hereunder or in connection with the affairs of Advisor or of Seller. Furthermore, Seller’s liability under this Agreement is explicitly limited to Seller’s interest in the Property, including any proceeds thereof. Purchaser shall have no recourse against any other property or assets of Seller, any assets of the Advisor, or to any of the past, present or future, direct or indirect, shareholders, partners, members, managers, principals, directors, officers, agents, incorporators, affiliates or representatives of Seller or the Advisor (collectively, “Seller Parties”) or of any of the assets or property of any of the foregoing for the payment or collection of any amount, judgment, judicial process, arbitral award, fee or cost or for any other obligation or claim arising out of or based upon this Agreement and requiring the payment of money by Seller. Except as otherwise expressly set forth in this Section 16.15, neither Seller nor any Seller Party shall be subject to levy, lien, execution, attachment or other enforcement procedure for the satisfaction of any of Purchaser’s rights or remedies under or with respect to this Agreement, at law, in equity or otherwise. Purchaser shall not seek enforcement of any judgment, award, right or remedy against any property or asset of Seller or any Seller Parties other than Seller’s interest in the Property or any proceeds thereof. The provisions of this Section shall survive the termination of this Agreement.
16.16    Possession of Advisor. As used in this Agreement, the “possession” or “receipt” of a document, notice or similar writing by Seller shall be deemed to be only the possession, receipt or notice of such document by Advisor.
16.17    Business Day. As used in this Agreement, “business day” shall be deemed to be any day other than a day on which banks in the state of New York shall be permitted or required to close.
16.18    No Processing. Purchaser and its representatives shall not prior to Closing make any application to any governmental or quasi-governmental agency or other entity having jurisdiction over the Property for any permit, approval, license or other entitlement for the Property or the use or development thereof, or have any communications with any governmental or quasi-governmental agency or other entity having jurisdiction over the Property relating to the condition (environmental or otherwise) of the Property, provided however, Purchaser may contact governmental authorities, officials or representatives in connection with (i) the preparation of a so-called “Phase I” environmental report with respect to the Property, (ii) obtaining a customary zoning compliance letter from applicable governmental authorities with respect to the Property (provided that the same may be obtained without an inspection of the Property by any governmental or quasi-governmental authority) and/or accessing public records in connection with performing a zoning/building code file review or ordering a zoning report, or (iii) conducting due diligence with respect to real estate taxes. Purchaser and its representatives shall not however request nor do anything to cause an inspection of the Property by any person or entity having jurisdiction over the same.
16.19    Proper Execution. The submission by Seller to Purchaser of this Agreement in unsigned form shall be deemed to be a submission solely for Purchaser’s consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option, and shall not confer any rights upon Purchaser or impose any obligations upon Seller irrespective of any reliance thereon, change of position or partial performance. The submission by Seller of this Agreement for execution by Purchaser and the actual execution and delivery thereof by Purchaser to Seller shall similarly have no binding force and effect on Seller unless and until Seller shall have executed this Agreement and the Deposit shall have been received by the Escrow Agent and a fully executed counterpart of this Agreement shall have been delivered to Purchaser.
16.20    RADON GAS. RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES MAY HAVE BEEN FOUND IN BUILDINGS IN THE STATE WHERE THE PROPERTY IS LOCATED. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM THE COUNTY HEALTH DEPARTMENT.
16.21    ADA DISCLOSURE. PURCHASER ACKNOWLEDGES THAT THE PROPERTY MAY BE SUBJECT TO THE AMERICANS WITH DISABILITIES ACT (THE “ADA”) AND THE FAIR HOUSING ACT (THE “FHA”). THE ADA REQUIRES, AMONG OTHER MATTERS, THAT TENANTS AND/OR OWNERS OF “PUBLIC ACCOMMODATIONS” REMOVE BARRIERS IN ORDER TO MAKE THE PROPERTY ACCESSIBLE TO DISABLED PERSONS AND PROVIDE AUXILIARY AIDS AND SERVICES FOR HEARING, VISION OR SPEECH IMPAIRED PERSONS. SELLER MAKES NO WARRANTY, REPRESENTATION OR GUARANTEE OF ANY TYPE OR KIND WITH RESPECT TO THE PROPERTY’S COMPLIANCE WITH THE ADA OR THE FHA (OR ANY SIMILAR STATE OR LOCAL LAW), AND SELLER EXPRESSLY DISCLAIMS ANY SUCH REPRESENTATIONS.
16.22    Rule 3-14 Compliance. Seller shall, on or up to forty-five (45) days after Closing, provide to Purchaser (at Purchaser’s expense and without liability to Seller, its equity holders, directors, officers, property manager, accountants or other affiliates) copies of, or shall provide Purchaser reasonable access to, such factual information in the possession or control of Seller, or its property manager or accountants, as may be reasonably requested by Purchaser, in each case to the extent reasonably necessary to facilitate Purchaser’s auditor to audit, in accordance with Rule 3-14 of Securities and Exchange Commission Regulation S-X, of the income statements of the Property for the year to date of the year in which Closing occurs plus the one immediately preceding calendar year in the format that Seller has maintained such information and to the extent not previously provided to Purchaser or located at the Property. Purchaser shall be responsible for the prompt payment and reimbursement (during the post-Closing reconciliation period) of all out-of-pocket costs and expenses associated with this audit (including the out-of-pocket costs and expenses of Seller, its property manager and accountants) and the reasonable costs of all personnel required to participate in this audit. Seller shall up to forty-five (45) days after the Closing reasonably cooperate (at no cost or liability to Seller, its equity holders, directors, officers, property manager, accountants or other affiliates) with Purchaser’s auditor in the conduct of such audit, which will include responding to reasonable verbal requests and follow-up questions on the financial information provided to the Purchaser. Seller shall maintain its records for use under this Section 16.22 for a period of not less than seventy-five (75) days after the Closing Date. The provisions of this Section shall survive Closing for a period of seventy-five (75) days, except however that the

Purchaser’s payment obligation hereunder shall survive any termination of this Agreement, or if applicable, the Closing indefinitely until payment in full has been made. If Purchaser terminates this Agreement prior to Closing and is entitled to a reimbursement of some or all of the Deposit, as applicable on the terms of this Agreement, then, notwithstanding anything in this Agreement to the contrary, any amounts owed by Purchaser under this Section 16.22, including in particular any fees charged by Seller’s auditor, Hood & Strong and Seller’s accountant, Mengali Accountancy (collectively, the “Rule 3-14 Reimbursements”), shall be deducted from any portion of the Deposit refundable to Purchaser under the terms of this Agreement, and such amounts comprising the Rule 3-14 Reimbursements, shall be released by the Escrow Agent to Seller instead. Notwithstanding anything hereinabove to the contrary, Purchaser shall satisfy itself prior to the expiration of the Investigation Period as to the availability of the information required by Purchaser for its audit purposes under this Section 16.22 and whilst Seller shall make reasonable efforts to provide Purchaser with the information it requires, Seller shall have no liability whatsoever to Purchaser hereunder and it shall not be a default by Seller if Purchaser determines that the information provided to it is insufficient for its reporting purposes.
ARTICLE XVII

ESCROW AGENT DUTIES AND DISPUTES
17.1    Other Duties of Escrow Agent. Escrow Agent shall not be bound in any way by any other agreement or contract between Seller and Purchaser, whether or not Escrow Agent has knowledge thereof. Escrow Agent’s only duties and responsibilities with respect to the Deposit shall be to hold the Deposit and other documents delivered to it as agent and to dispose of the Deposit and such documents in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, Escrow Agent shall have no responsibility to protect the Deposit and shall not be responsible for any failure to demand, collect or enforce any obligation with respect to the Deposit or for any diminution in value of the Deposit from any cause, other than Escrow Agent’s gross negligence or willful misconduct. Escrow Agent may, at the expense of Seller and Purchaser, consult with counsel and accountants in connection with its duties under this Agreement. Escrow Agent shall not be liable to the parties hereto for any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel and accountants. Escrow Agent shall not be obligated to take any action hereunder that may, in its reasonable judgment, result in any liability to it unless Escrow Agent shall have been furnished with reasonable indemnity satisfactory in amount, form and substance to Escrow Agent.
17.2    Disputes. Escrow Agent is acting as a stakeholder only with respect to the Deposit. If there is any dispute as to whether Escrow Agent is obligated to deliver the Deposit or as to whom the Deposit is to be delivered, Escrow Agent shall not make any delivery, but shall hold the Deposit until receipt by Escrow Agent of an authorization in writing, signed by all the parties having an interest in the dispute, directing the disposition of the Deposit, or, in the absence of authorization, Escrow Agent shall hold the Deposit until the final determination of the rights of the parties in an appropriate proceeding. Escrow Agent shall have no responsibility to determine the authenticity or validity of any notice, instruction, instrument, document or other item delivered to it, and it shall be fully protected in acting in accordance with any written notice, direction or instruction given to it under this Agreement and believed by it to be authentic. If written authorization is not given, or proceedings for a determination are not begun, within thirty (30) days after the date scheduled for the closing of title and diligently continued, Escrow Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Deposit with a court of the State of Texas pending a determination. Escrow Agent shall be reimbursed for all costs and expenses of any action or proceeding, including, without limitation, attorneys’ fees and disbursements incurred in its capacity as Escrow Agent, by the party determined not to be entitled to the Deposit. Upon making delivery of the Deposit in the manner provided in this Agreement, Escrow Agent shall have no further liability hereunder. In no event shall Escrow Agent be under any duty to institute, defend or participate in any proceeding that may arise between Seller and Purchaser in connection with the Deposit.
17.3    Reports. Escrow Agent shall be responsible for the timely filing of any reports or returns required pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986 (and any similar reports or returns required under any state or local laws) in connection with the closing of the transaction contemplated by this Agreement.
[Signatures commence on the following page.]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first set forth above.
SELLER:
MATTHEWS RESERVE II, LLC
a Delaware limited liability company
By: /s/ Kenneth Lee
Name: Kenneth Lee
Title: Vice President

PURCHASER:
RESOURCE APARTMENT OP III, LP
a Delaware limited partnership

By:	Resource Apartment REIT III, Inc., its general partner
By: /s/ Steven R. Saltzman
Name: Steven R. Saltzman
Title: CFO, SVP and Treasurer

SIGNATURE PAGE

CONSENT AND AGREEMENT OF ESCROW AGENT
The undersigned Escrow Agent hereby agrees (a) to accept the foregoing Agreement, (b) to be escrow agent under said Agreement, and (c) to be bound by said Agreement in the performance of its duties as escrow agent.
REPUBLIC TITLE OF TEXAS, INC.
By: /s/ Nancy Colaluca
Name: Nancy Colaluca
Title: Sr. Vice President

SCHEDULE A
Due Diligence Deliverables
In all instances, the following materials will be delivered or made available at the property or via the dropbox to the extent the same are in Seller’s possession.

(1)	Monthly income statements for the Property beginning December 2016 through year to date of sale;

(2)	Monthly bank statements for the Property beginning December 2016 through date of sale;

(3)	Copies of all real estate tax bills for 2016 and 2017 as well as, upon the same becoming available, any assessments or tax bills for 2018;

(4)	Personal property tax returns;

(5)	Standard Lease form with respect to the Property;

(6)	Copies of all property utility bills for past 12 months;

(7)
On-site access to the Leases including any and all modifications, supplements or amendments thereto and all tenant lease files; as well as all leases that were in effect during any time in 2017 and 2018.

(8)     Copies of all written utility contracts if applicable;

(9)    Current notice to vacate report;

(10)    A schedule of all tenant deposits in the form customarily utilized by Seller;

(11)    Access at the Property to all maintenance and service logs for the Property;

(12)    To the extent available, copies of zoning reports obtained by Seller in connection with its             acquisition and ownership of the Property;

(13)    Insurance loss runs during the period of Seller’s ownership of the Property;

(14)    To the extent available, copies of all guaranties or warranties currently in effect related to         the roof or any structure or operating system at the Property;

(15)    A list of employee units and model/office units and employee rental and discount             information. [Note – this is on the Rent Roll –a separate list will not be provided]

(16)    Documentation related to eviction activity for the past 12 months as well as the status of             all evictions currently in process;

(17)    Personal Property inventory;

(18)    To the extent available, the most recent license fee and permit bills and copies of all such             licenses;

(19)    List of current employees of the Property [Note - payroll information is included in the             operating statements]
(20)    The following environmental and property condition reports:

- Environmental Database Search Conducted by Nova Consulting dated 12/21/15
    - Property Condition Report Conducted by Nova Consulting dated 12/21/15
    - Property Condition Report Conducted by Nova Consulting dated 10/14/13
        -Phase 1 Environmental Site Assessment Report dated 10/15/13

(21)    Access to the Property’s ACM plan, lead in water O&M, and other O&M plans,                 if any;

(22)    Copies of tenant utility billing reports (RUBS) for the past 12 months, if available;

(23)    Copy of management agreement or a copy of the page that includes the fee; and

(24)    Check registers, payables registers, and all related invoices for January 2017, February             2017, January 2018, and February 2018. [Note: Seller is checking on availability of these             items from its property manager and will provide the same if and when they’re available]

Purchaser shall be allowed to request delivery of the following from Seller’s auditors Hood & Strong during the Inspection Period to the extent available

(1)	Reconciliations to provided bank statements;

(2)
Monthly rent rolls for December 2016 through month of sale; including the rent roll as of December 31, 2017 (to the extent not previously provided to Purchaser under the terms of the Agreement). [Note: Purchaser’s latest rent roll in December 2017 is dated December 25, 2017]

(3)	Trial Balances for the years ended 2016, 2017 and last date the Seller owns the Property;

(4)	Balance Sheet at 12/31/16, 12/31/17, and the last month the seller owns the Property;

(5)
Accounts payable and accounts receivable detail listing/aging report at 12/31/16, 12/31/17, and the last month the Seller owns the Property, plus accrued expense schedule as of both 12/31/16 and 12/31/17;

(6)	General Ledger for 2017 (full year) and 2018 (thru date of sale); and

(7)	Copies of all insurance invoices for past 12 months.

(8)
SCHEDULE B
RENT ROLL
[See Attached]

EXHIBIT A
Description of Land and other Real Property
The Land referred to herein below is situated in the County of Mecklenburg, State of North Carolina, and is described as follows:

LYING AND BEING IN MORNING STAR TOWNSHIP, MECKLENBURG COUNTY, NORTH CAROLINA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A PK NAIL SET IN THE CENTERLINE OF INTERSECTION OF SAM NEWELL ROAD AND PINEVILLE TOWNSHIP PARKWAY: THENCE NORTH 03° 59’ 19” WEST 1045.67 FEET TO A #4 REBAR LOCATED ON THE EASTERN RIGHT OF WAY OF SAM NEWELL ROAD POINT BEING THE TRUE POINT OF BEGINNING; THENCE WITH THE EASTERN RIGHT-OF-WAY OF SAM NEWELL ROAD TEN (10) CALLS AS FOLLOWS: 1) NORTH 24° 33’ 55” WEST 26.65 FEET, 2) NORTH 25° 20’ 34” WEST 48.73 FEET, 3) NORTH 27° 38’ 32” WEST 49.89 FEET, 4) NORTH 28° 39’ 32” WEST 50.63 FEET, 5) NORTH 29° 38’ 22” WEST 50.22 FEET, 6) NORTH 29° 48’ 10” WEST 49.47 FEET, 7) NORTH 29° 42’ 59” WEST 49.33 FEET, 8) NORTH 29° 58’ 06” WEST 49.15 FEET, 9) NORTH 27° 45’ 39” WEST 49.87 FEET, 10) NORTH 25° 32’ 52” WEST 44.80 FEET TO A #4 REBAR BEING THE SOUTHERN PROPERTY CORNER OF JAMES K. CROWELL PROPERTY (RECORDED IN DEED BOOK 5185, PAGE 371) THENCE WITH CROWELL LINE NORTH 59° 40’ 26” EAST 408.84 FEET TOTAL (PASSING THROUGH AN EXISTING 3/4” SOLID IRON AT 8.05 FEET) TO AN EXISTING 1/2” PIPE; THENCE NORTH 52° 40’ 52” EAST 1061.05 FEET TO AN EXISTING CONCRETE MONUMENT BEING THE NORTHWESTERN CORNER OF CAMERON B. HELMS PROPERTY (RECORDED IN DEED BOOK 18841, PAGE 878); THENCE WITH HELMS PROPERTY SOUTH 30° 24’ 41” EAST 606.40 FEET TOTAL TO A 1” PIPE LOCATED ON THE PROPERTY LINE OF MATTHEWS C.B. VILLAGE, INC.; THENCE WITH THE COMMON LINE OF MATTHEWS C.B. VILLAGE, INC. LINE SOUTH 60° 01’ 32” WEST 1481.50 FEET TO THE POINT AND PLACE OF BEGINNING.

TOGETHER WITH ALL RIGHTS, TITLE AND INTEREST IN AND TO AN EASEMENT APPURTENANT TO THE ABOVE-DESCRIBED PROPERTY FOR SEWER LINE RECORDED IN BOOK 7817, PAGE 561 AND A NON-EXCLUSIVE SANITARY SEWER EASEMENT APPURTENANT TO THE ABOVE-DESCRIBED PROPERTY RECORDED IN BOOK 8974, PAGE 514, MECKLENBURG COUNTY REGISTRY.

EXHIBIT B
Intentionally Omitted

EXHIBIT C
Form of Assignment and Assumption of Leases,
Contracts and Other Property Interests
For good and valuable consideration, the receipt of which is hereby acknowledged, MATTHEWS RESERVE II, LLC, a Delaware limited liability company (“Assignor”) hereby irrevocably assigns, transfers and sets over to ______________, a _____________ (“Assignee”) all of Assignor’s right, title and interest in and to (a) the lease agreements (the “Leases”) enumerated on Schedule A attached hereto and made a part hereof, together with tenant security deposits held by Assignor under the Leases, (b) to the extent assignable, the contracts (the “Contracts”) enumerated in Schedule B attached hereto and made a part hereof, and (c) to the extent assignable, the Other Property Interests (as defined in that certain Sale, Purchase and Escrow Agreement, dated as of ________, 2018 among Assignor, Resource Apartment OP III, LP and Republic Title of Texas, Inc. (the “PSA”) related to the improvements (the “Improvements”) located on the land (the “Land”) being conveyed by Assignor to Assignee by Deed, dated the date hereof, and not otherwise granted, assigned, transferred or conveyed to Assignee by separate Deed and Bill of Sale, each dated the date hereof, excluding in any event the Reserved Seller Assets (as defined in the PSA).
Assignee hereby assumes all obligations in connection with the Leases, the Contracts and the Permits and Approvals, arising or first becoming due and payable after the date hereof. Further, Assignee hereby assumes all obligations to pay leasing commissions for Leases entered into after the Investigation Period (as defined in the PSA).
Assignor hereby reserves the right to collect and retain delinquent rentals as described on Schedule A.
Assignor hereby represents and warrants only that, except in connection with the Mortgage Loans referenced on the Title Report (as each such term is defined in the PSA) it has not previously assigned the Leases, the Contracts, the Permits and Approvals, contract rights and other rights assigned hereby. Assignor makes no other representation or warranty in connection with this Assignment and, except for the foregoing, this Assignment is made without recourse to Assignor.
All terms of this Assignment shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective legal representatives, successors and assigns.
No modification, waiver, amendment, discharge or change of this Assignment shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.
This Assignment shall be construed and enforced in accordance with the laws of the State of North Carolina.
In any action brought to enforce the obligations of Assignor under this Assignment, the judgment or decree shall be subject to Sections 16.8 and 16.15 of the PSA.
This Assignment may be executed in any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement.
IN WITNESS WHEREOF, Assignor and Assignee have each executed this Assignment of this ______ day of __________, 2018.
ASSIGNOR:
MATTHEWS RESERVE II, LLC,
a Delaware limited liability company
By:
Name:
Title:
ASSIGNEE:
[PURCHASER ENTITY]
By:
Name:
Title:

EXHIBIT D
Form of Bill of Sale
KNOW ALL MEN BY THESE PRESENTS, that MATTHEWS RESERVE II, LLC, a Delaware limited liability company (“Seller”), for good and valuable consideration paid by_____________, a _______________ (“Purchaser”), hereby sells to Purchaser, its successors and assigns, the personal property (“Personal Property”) more particularly referred to in Schedule A attached hereto.
TO HAVE AND TO HOLD the same unto Purchaser, its successors and assigns to and for its own use and behalf forever.
Purchaser agrees to pay all sales taxes payable by reason of the transfer to Purchaser of said Personal Property.
Except as expressly set forth in Section 11.1.12 of that certain Sale, Purchase and Escrow Agreement, dated as of ________, 2018 among Seller, Resource Apartment OP III, LP and Republic Title of Texas, Inc., this Bill of Sale shall be without representation or warranty by, and without recourse to, Seller.
This Bill of Sale may be executed in any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement.
IN WITNESS WHEREOF, Seller and Purchaser have caused these presents to be signed by their duly authorized officers as of this _______ day of ______________, 2018.
SELLER
MATTHEWS RESERVE II, LLC,
a Delaware limited liability company
By:
Name:
Title:
PURCHASER
[PURCHASER ENTITY]
By:
Name:
Title:

EXHIBIT E
Intentionally Omitted

EXHIBIT F
Contracts

VENDOR NAME	VENDOR SERVICE
ADT	Office Alarm System
Republic Waste	Compactor Rental/Hauling & Recycling
City of Charlotte	Water/Sewer
Action Pest	Weekly Pest Control
Action Pest	Termite Bond
US Lawns	Landscaping
Caribbean Pools	Pool chemicals
KeyTrak	Key control
Sharp	Copier
Security Central	Fire Alarm Monitoring
Time Warner Cable	Easement for tenants cable
Time Warner Cable	Cable-office & fitness center
Time Warner Cable	Office Phone & Internet
Duke Energy	Electric Services
Automatic Laundry	Laundry
NATIONAL CONTRACTS (not assumable)
Yardi Voyager	Software program
Kings III	Emer. Pool Phone Monitoring
MASTER CONTRACTS (not assumable)
AUM/Real Page	Third-Party Utility Billing
Costar	Marketing
Assurant	Renters Insurance
Gables.com	Property Website
Activ Answer	Answering Service
Rentlytics	Business Intelligence

EXHIBIT G
Form of Notice to Tenants
____________, 2018
To:    All Valued Residents of Matthews Reserve Apartments, Matthews, North Carolina 28105
Dear Tenant:
This letter is to notify you that the current owner of the landlord’s interest under your lease, has sold the project in which you have a lease to a new owner, ____________________________ ______________________ (“New Owner”), and that New Owner has received and is responsible for your security deposit under your lease.
Unless and until you are otherwise notified in writing by New Owner, the address of New Owner for all purposes under your lease (including the payments of rentals, the recoupment of any security deposits, and the giving of any notices provided for in your lease) is:
Leasing Office
Matthews Reserve Apartments
1315 Cameron Matthews Drive
Matthews, North Carolina 28105
Attention: Leasing Manager

SELLER	[Insert Seller Signature Block]

NEW OWNER	[Insert New Owner Signature Block]

EXHIBIT H
Form of FIRPTA Affidavit
Transferor’s Certification of Non-Foreign Status
To inform [PURCHASER ENTITY], a __________________ (“Transferee”), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), will not be required upon the transfer of certain real property to Transferee by MATTHEWS RESERVE II, LLC, a Delaware limited liability company that is treated as a disregarded entity owned by NPH MCDOWELL, LLC, a Delaware limited liability company and the transferor for United States tax purposes, (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:
1.    Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);
2.    Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii);
3.    Transferor’s U.S. employer identification number is 46-3849608; and
4.    Transferor’s office address is 44 Montgomery Street, Suite 2090, San Francisco, California 94104.
Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.
Dated: ______________, 2018
NPH MCDOWELL, LLC,
a Delaware limited liability company
By:
Name:
Title:

EXHIBIT I
Form of Deed
Excise Tax _______________________ Recording Time, Book and Page ___________________
Tax Lot No. _____________________ Parcel Identifier No.     ______________________________
Verified by ____________________________ County on the     day of __________, 20    __
by ____________________________________________________________________________
______________________________________________________________________________
Mail after recording to:      ___________________________________________________________
This instrument was prepared by: James H. Clarke, Manning Fulton & Skinner P.A., 3605 Glenwood Avenue, Suite 500, Raleigh, NC 27612 (prepared without title examination)
Brief description for the Index: Matthews Reserve Apartments at 1315 Cameron Matthews Dr., Matthews, North Carolina 28105
NORTH CAROLINA SPECIAL WARRANTY DEED
THIS DEED made this ______ day of _______________, 2018, by and between
_____________________________________________________________________________________

GRANTOR Matthews Reserve II, LLC 44 Montgomery Street, Suite 2090 San Francisco, California 94104	GRANTEE
_____________________________________________________________________________________
WITNESSETH, that the Grantor, for a valuable consideration paid by the Grantee, the receipt of which is hereby acknowledged, has and by these presents does grant, bargain, sell and convey unto the Grantee in fee simple, all of that certain lot or parcel of land situated in Mecklenburg County, North Carolina and more particularly described as follows (the “Property”):
See Exhibit A
All or a portion of the property herein conveyed ___ includes or X does not include the primary residence of a Grantor.
The Property was acquired by Grantor by instrument recorded in Book 28848, Page 363, Mecklenburg County, North Carolina.
TO HAVE AND TO HOLD the aforesaid Property and all privileges and appurtenances thereto belonging to the Grantee in fee simple.
And the Grantor covenants with the Grantee, that with respect to the Property, Grantor has done nothing to impair such title as Grantor received, and Grantor will warrant and defend the title against the lawful claims of all persons claiming by, under or through Grantor, except for the exceptions hereinafter stated.
Title to the property hereinabove described is subject to the following exceptions:
Ad valorem taxes for the year 2018.
The encumbrances described in Exhibit B attached hereto and made a part hereof.
Further, notwithstanding the foregoing or anything herein to the contrary, Grantor makes no representation or warranty of any kind, including any warranty of title, with respect to the conveyance of any easements, including, without limitation, any easements described on Exhibit A attached hereto and made a part hereof (collectively, the “Easements”). The Easements are conveyed by Grantor to Grantee without representation or warranty of any kind by Grantor.
IN WITNESS WHEREOF, this Deed is executed by Grantor this __________ day of ___________, 2018 to be effective as of __________________________, 2018.
[Insert Grantor Signature Block and Acknowledgement]

EXHIBIT A
To Special Warranty Deed
PROPERTY DESCRIPTION
The Land referred to herein below is situated in the County of Mecklenburg, State of North Carolina, and is described as follows:

LYING AND BEING IN MORNING STAR TOWNSHIP, MECKLENBURG COUNTY, NORTH CAROLINA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A PK NAIL SET IN THE CENTERLINE OF INTERSECTION OF SAM NEWELL ROAD AND PINEVILLE TOWNSHIP PARKWAY: THENCE NORTH 03° 59’ 19” WEST 1045.67 FEET TO A #4 REBAR LOCATED ON THE EASTERN RIGHT OF WAY OF SAM NEWELL ROAD POINT BEING THE TRUE POINT OF BEGINNING; THENCE WITH THE EASTERN RIGHT-OF-WAY OF SAM NEWELL ROAD TEN (10) CALLS AS FOLLOWS: 1) NORTH 24° 33’ 55” WEST 26.65 FEET, 2) NORTH 25° 20’ 34” WEST 48.73 FEET, 3) NORTH 27° 38’ 32” WEST 49.89 FEET, 4) NORTH 28° 39’ 32” WEST 50.63 FEET, 5) NORTH 29° 38’ 22” WEST 50.22 FEET, 6) NORTH 29° 48’ 10” WEST 49.47 FEET, 7) NORTH 29° 42’ 59” WEST 49.33 FEET, 8) NORTH 29° 58’ 06” WEST 49.15 FEET, 9) NORTH 27° 45’ 39” WEST 49.87 FEET, 10) NORTH 25° 32’ 52” WEST 44.80 FEET TO A #4 REBAR BEING THE SOUTHERN PROPERTY CORNER OF JAMES K. CROWELL PROPERTY (RECORDED IN DEED BOOK 5185, PAGE 371) THENCE WITH CROWELL LINE NORTH 59° 40’ 26” EAST 408.84 FEET TOTAL (PASSING THROUGH AN EXISTING 3/4” SOLID IRON AT 8.05 FEET) TO AN EXISTING 1/2” PIPE; THENCE NORTH 52° 40’ 52” EAST 1061.05 FEET TO AN EXISTING CONCRETE MONUMENT BEING THE NORTHWESTERN CORNER OF CAMERON B. HELMS PROPERTY (RECORDED IN DEED BOOK 18841, PAGE 878); THENCE WITH HELMS PROPERTY SOUTH 30° 24’ 41” EAST 606.40 FEET TOTAL TO A 1” PIPE LOCATED ON THE PROPERTY LINE OF MATTHEWS C.B. VILLAGE, INC.; THENCE WITH THE COMMON LINE OF MATTHEWS C.B. VILLAGE, INC. LINE SOUTH 60° 01’ 32” WEST 1481.50 FEET TO THE POINT AND PLACE OF BEGINNING.

TOGETHER WITH ALL RIGHTS, TITLE AND INTEREST IN AND TO AN EASEMENT APPURTENANT TO THE ABOVE-DESCRIBED PROPERTY FOR SEWER LINE RECORDED IN BOOK 7817, PAGE 561 AND A NON-EXCLUSIVE SANITARY SEWER EASEMENT APPURTENANT TO THE ABOVE-DESCRIBED PROPERTY RECORDED IN BOOK 8974, PAGE 514, MECKLENBURG COUNTY REGISTRY.

EXHIBIT B
To Special Warranty Deed

1.	Acts of Grantee, and those claiming by, through and under Grantee.

2.	General and special taxes and assessments not yet delinquent.

3.	Rights of tenants under leases, and those claiming by, through and under said tenants.

4.	Zoning, building and other governmental and quasi-governmental laws, ordinances, codes and regulations.

5.	Any adverse claim to any portion of the Property which has been created by artificial means or has accreted to any such portion so created and riparian rights, if any.

6.
Any prior reservation or conveyance and any rights in connection therewith of minerals of every kind and character, including but not limited to, gas, oil, coal, sand and gravel in, on, and under the property.

7.	Agreements, covenants, conditions, restrictions, and private or public easements of record together with easements or claims of easements not shown by the public records.

8.	Discrepancies, conflicts in boundary lines, shortages in area, encroachments, and any state of facts which an inspection of the Property or an accurate survey would disclose.

9.
EXHIBIT J
Form of Owner’s Affidavit
This Affidavit is given on behalf of Matthews Reserve II, LLC, a Delaware limited liability company (“Owner”). The undersigned has executed this Affidavit in his capacity as ____________ of Owner, and any breach or misstatements of the representations set forth in this Affidavit shall not result in any personal liability to the undersigned, however, any such breach or misstatement shall not limit any claims that First American Title Insurance Company (the “Company”) may have against Owner arising from such breach or misstatements. The undersigned states that to his current actual knowledge as of the date hereof:

1.	The real property which is the subject of this Affidavit (the “Property”) is more particularly described in the attached Exhibit A.

2.
Owner has not caused any work, services, or labor to be done, or any fixtures, apparatus or materials to be furnished, in connection with, or to, the said Property, except such materials, fixtures, work, apparatus, labor or services as have been fully and completely paid for, or which are limited to minor repairs and/or alterations to pre-existing improvements that will be paid in the ordinary course of operation of business.

3.	There are no brokers entitled to a commission from Owner in connection with the transfer of the Property to _____________________, a _______________ (“Purchaser”), other than _________.

4.	There are no delinquent real estate taxes, special assessments, water and sewer charges as of the date hereof.

5.
There are no liens, judgments, actions or proceedings, including bankruptcy or insolvency proceedings, against Owner, except as may be specifically set forth in the Commitment Order No. _______________ dated ______________, 2018 (the “Commitment”) issued by the Company. Owner has never been declared a bankrupt.

6.
Other than those shown on the Commitment, or in any agreement listed on the schedule of contracts at Exhibit F of the Sale, Purchase and Escrow Agreement between Owner, _________ as predecessor in interest to Purchaser, and the Company (the “PSA”), or any new contract entered into by Seller as permitted under the PSA, or as set forth on the rent roll attached at Exhibit B hereto, there are no tenants or parties who have leasehold or tenancy rights to occupy any portion of the Property, nor, to the knowledge of Owner (except to the extent given to Purchaser pursuant to the PSA), is there any party with a right of first refusal or option to purchase the Property. Owner has not entered into any mortgages or deeds of trust other than those shown on the Commitment.

This Affidavit is given this __________ day of ____________, 2018 in order to induce the Company to issue an Owner’s policy of title insurance to Purchaser in connection with the Commitment.
[Insert Owner Signature Block and Acknowledgment]
America:0100262/00156:69223638v8

CONSENT AND AGREEMENT OF ESCROW AGENT